                                                                     Exhibit 4.3

================================================================================


                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT

                          dated as of December 27, 2001

                                      among

                              POPE & TALBOT, INC.,
                                    as Lessee

                           SELCO SERVICE CORPORATION,
                              as Owner Participant

                          NOTE PURCHASERS NAMED HEREIN,
                               as Note Purchasers

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity,
                      except as expressly provided herein,
                           but solely as Owner Trustee

                                       and

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
          (formerly known as First Security Bank, National Association)
                              as Indenture Trustee

================================================================================

                                Table of Contents

                                                                                              Page
                                                                                              ----

ARTICLE I.   COMMITMENTS OF THE PARTICIPANTS ................................................. 3
   Section 1.1.  Issue and Sale of Series A Notes............................................. 3
   Section 1.2.  Investments by the Owner Participant ........................................ 3
   Section 1.3.  The Closing Date ............................................................ 4
   Section 1.4.  Expiration of Commitments ................................................... 4
   Section 1.5.  Several Commitments ......................................................... 4

ARTICLE II.  TRANSACTIONAL EXPENSES .......................................................... 5
   Section 2.1.  Transactional Expenses to be Borne by Owner Trustee ......................... 5
   Section 2.2.  Transactional Expenses to be Borne by Lessee ................................ 5

ARTICLE III. WARRANTIES AND REPRESENTATIONS .................................................. 6
   Section 3.1.  Warranties and Representations of the Owner Trustee ......................... 6
   Section 3.2.  Warranties and Representations of the Lessee ................................ 8
   Section 3.3.  Warranties and Representations of the Indenture Trustee .....................19
   Section 3.4.  Private Offering ............................................................20
   Section 3.5.  Representations And Covenants Of The Participants ...........................21
   Section 3.6.  Reliance by Holders of the ClO2 Notes .......................................23

ARTICLE IV.  CLOSING CONDITIONS ..............................................................24
   Section 4.1.  Conditions Precedent to Investment by each Participant ......................24
   Section 4.2.  Additional Conditions Precedent to Investments by Owner Participant .........27
   Section 4.3.  Additional Conditions Precedent to Series A Note Purchases ..................27

ARTICLE V.   SPECIAL RIGHTS OF NOTE PURCHASERS ...............................................28

ARTICLE VI.  [INTENTIONALLY OMITTED] .........................................................29

ARTICLE VII. GENERAL TAX INDEMNITY ...........................................................29
   Section 7.1.  Tax Indemnitee Defined ......................................................29
   Section 7.2.  Taxes Indemnified ...........................................................29
   Section 7.3.  Taxes Excluded ..............................................................31
   Section 7.4.  All Tax Obligations in this Section, Etc ....................................33
   Section 7.5.  Payments to Lessee ..........................................................33
   Section 7.6.  Procedures ..................................................................34


   Section 7.7.   Contest ..............................................................35
   Section 7.8.   Reports ..............................................................37
   Section 7.9.   Survival .............................................................37

ARTICLE VIII. INDEMNITIES OF THE OWNER TRUSTEE AND THE
              OWNER PARTICIPANT ........................................................38

ARTICLE IX.   INDEMNIFICATION ..........................................................39
   Section 9.1.   General Indemnity ....................................................39
   Section 9.2.   Payments, Survival and other Provisions ..............................39
   Section 9.3.   No Guarantee of Residual Value or Notes ..............................40

ARTICLE X.     TRANSACTION ECONOMICS ...................................................40

ARTICLE XI.    RESTRICTIONS ON TRANSFER OF BENEFICIAL
               INTEREST ................................................................40

ARTICLE XII.   LESSEE ASSUMPTION OF NOTES ..............................................44
   Section 12.1.  Assumption ...........................................................44
   Section 12.2.  No Other Assumption; Payment of Expenses .............................46

ARTICLE XIII. REFINANCING OF NOTES .....................................................47

ARTICLE XIV. MISCELLANEOUS .............................................................50
   Section 14.1.  Amendments ...........................................................50
   Section 14.2.  Notices ..............................................................50
   Section 14.3.  Survival .............................................................51
   Section 14.4.  Successors and Assigns ...............................................51
   Section 14.5.  Governing Law ........................................................51
   Section 14.6.  Counterparts .........................................................51
   Section 14.7.  Headings and Table of Contents .......................................51
   Section 14.8.  Limitations of Liability. ............................................52
   Section 14.9.  Purchase of Beneficial Interest by Lessee; Termination of
                  Trust by Owner Participant ...........................................53
   Section 14.10. Certain Limitations in Reorganization ................................53
   Section 14.11. Amendment of Indenture, Deed of Trust and Trust
                  Agreement ............................................................54
   Section 14.12. Submission to Jurisdiction ...........................................54
   Section 14.13. Waiver of Jury Trial .................................................55
   Section 14.14. Complete Facility ....................................................55

Attachments to Participation Agreement:
---------------------------------------
Schedule 1           -      Note Purchaser Information
Schedule 3.2(r)      -      ERISA Matters
Schedule 3.2(s)      -      Environmental Matters
Schedule 3.2(w)      -      Existing Leases
Annex I              -      Definitions
Exhibit A            -      Form of Trust Agreement
Exhibit B            -      Form of Site Lease
Exhibit C            -      Form of Facility Lease
Exhibit D            -      Form of Trust Indenture and Security Agreement
Exhibit E            -      Form of Deed of Trust

                              AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT
                             -----------------------

                  This AMENDED AND RESTATED Participation Agreement (as it may be amended from time to time) dated as of December 27, 2001 (the "Effective Date") is among Pope & Talbot, Inc., a Delaware corporation (herein, together with its successors and assigns, the "Lessee"), SELCO Service Corporation, an
                                      ------
Ohio corporation (herein, together with its successors and assigns, the "Owner
                                                                         -----
Participant"), the Note Purchasers named in Schedule 1 hereto (the "Note
-----------                                                         ----
Purchasers"), Wilmington Trust Company, not in its individual capacity except as
----------
expressly stated herein, but solely as trustee (herein in such capacity, together with its successors and assigns, called the "Owner Trustee") under the
                                                      -------------
Trust Agreement referred to below, and WELLS FARGO Bank NORTHWEST, National Association (formerly known as First Security Bank, National Association) (herein in such capacity, together with its successors and assigns, called the "Indenture Trustee"). The Owner Participant and the Note Purchasers are herein
 -----------------
sometimes referred to collectively as the "Participants" and individually as a "Participant".
 -----------
                                    RECITALS

                  A. The capitalized terms used in this Participation Agreement shall have the respective meanings specified in Annex I attached hereto, unless otherwise herein defined or the context hereof shall otherwise require.

                  B. The parties hereto entered into a certain Participation Agreement as of September 15, 1999 (the "Original Participation Agreement");
                                         --------------------------------

                  C. The parties hereto desire to amend and restate the Original Participation Agreement, on the terms and conditions set forth herein, it being understood that this Agreement is an amendment and restatement of the Original Participation Agreement, which shall remain in full force and effect, as amended and restated hereby;

                  D. For the avoidance of doubt, each party hereto consents to the entry by each party thereto in each of the Amended and Restated Facility Lease dated as of December 27, 2001 between the Owner Trustee and the Lessee, Amended and Restated Trust Indenture dated as of December 27, 2001 between the Owner Trustee and the Indenture Trustee, and Amendment No.1 to the Site Lease dated as of December 27, 2001 between the Lessee and the Owner Trustee. In addition, each party hereto acknowledges the execution and delivery of certain "Operative Agreements" as defined under this Agreement.

                  E. The Owner Trustee and the Owner Participant have entered into a Trust Agreement dated as of September 15, 1999, substantially in the form attached hereto as Exhibit A, and pursuant to the authorities and directions contained in the Trust Agreement, the Owner Trustee entered into:

              (1) a Site Lease substantially in the form attached hereto as Exhibit B between the Lessee, as landlord, and the Owner Trustee, as tenant, providing for the grant by the Lessee to the Owner Trustee of a leasehold estate in the Site for the Facility and certain other rights, licenses and easements relating to the Facility, but which shall not, during the Term of the Facility Lease, in any event require the Owner Trustee, as tenant, to pay Rent under the Site Lease which is not fully offset by the obligation of the Lessee to pay Periodic Site Rent on a dollar-for-dollar basis pursuant to the Facility Lease;

              (2) a Facility Lease substantially in the form attached hereto as Exhibit C between the Owner Trustee, as lessor, and the Lessee, as lessee, for the Facility, providing for the lease of the Facility and the sublease of the Site for the Facility to the Lessee;

              (3) a Trust Indenture and Security Agreement substantially in the form attached hereto as Exhibit D between the Owner Trustee and the Indenture Trustee, under which the Notes will be issued and secured, and providing for particular description of certain Collateral;

              (4) a Deed of Trust substantially in the form of Exhibit E between the Owner Trustee, as grantor, the deed of trust trustee thereunder, and the Indenture Trustee, as beneficiary, providing for the grant of a mortgage on the Facility, the Owner Trustee's leasehold interest in the Site and the Owner Trustee's interests under the Site Lease and the Facility Lease; and

              (5) a Tax Indemnity Agreement between the Lessee and the Owner Participant.

              NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, the parties hereto hereby agree that the Original Participation Agreement shall be restated and amended as follows:

                                   ARTICLE I.

                         COMMITMENTS OF THE PARTICIPANTS
                         -------------------------------

Section 1.1.      Issue and Sale of Series A Notes.
                  --------------------------------

     (a) The Series A Notes. In order to finance a portion of the Facility Cost,
         ------------------
the Trust Agreement authorizes the Owner Trustee to issue and sell its 8.96% Secured Notes, Series A, due January 2, 2008 (the "Series A Notes") in an
                                                   --------------
aggregate principal amount not to exceed the aggregate amount of the commitments of the Note Purchasers set forth below. The Series A Notes are issued under and secured by the Indenture, will be dated the date of issue and will mature on January 2, 2008. The Series A Notes will bear interest at the rate of 8.96% per annum prior to maturity payable semiannually on each Rent Payment Date, and are to be otherwise substantially in the form attached to the Indenture as Exhibit A.

     (b) Commitment of Note Purchasers. Subject to the terms and conditions
         -----------------------------
hereof and on the basis of the representations and warranties hereinafter set forth, the Owner Trustee agrees to issue and sell to each Note Purchaser, and each Note Purchaser agrees to purchase from the Owner Trustee, on the Closing Date, Series A Notes of the Owner Trustee at a price of 100% of the principal amount thereof and in an aggregate principal amount equal to such Note Purchaser's Commitment as set forth in Schedule 1 hereto. The Series A Notes delivered to each Note Purchaser on the Closing Date will, unless otherwise indicated on Schedule 1 hereto, be in the form of a single Series A Note registered in the name of such Note Purchaser.

     (c) Failure to Deliver. If at the Closing the Owner Trustee fails to tender
         ------------------
to any Series A Note Purchaser the Notes to be purchased by such Note Purchaser at the Closing or if the conditions to the obligation of such Note Purchaser specified in Section 4 for the Closing have not been fulfilled, each Note Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Owner Trustee, the Owner Participant or the Lessee from their respective obligations hereunder or to waive any of any Note Purchaser's rights against the Owner Trustee, the Owner Participant or the Lessee.

     Section 1.2. Investments by the Owner Participant. (d) Subject to the terms
                  ------------------------------------
and conditions hereof and on the basis of the representations and warranties hereinafter set forth and set forth in the other Operative Agreements, on the Closing Date the Owner Participant will pay to the Owner Trustee, an amount equal to the Facility Cost for the Facility less the proceeds of the Series A Notes issued on the Closing Date. The aggregate investment required to be made by the Owner Participant pursuant to this Section 1.2(a) shall not exceed $17,398,444.06.

     (b) In addition, the Owner Participant will make such further payments as may be necessary from time to time to permit the Owner Trustee to satisfy its obligations under Section 2.

     (c) If at the Closing the conditions to the obligations of the Owner Participant specified in Section 4 for the Closing have not been fulfilled, the Owner Participant may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Lessee from its obligations hereunder or to waive any of the Owner Participant's rights against the Lessee.

     Section 1.3. The Closing Date. The closing of the transactions contemplated
                  ----------------
hereby (the "Closing") shall take place after 10:00 a.m., New York City Time, on
             -------
September 30, 1999 or such other date as the parties hereto shall mutually agree (the "Closing Date"), at the offices of Chapman and Cutler, 111 West Monroe
      ------------
Street, Chicago, Illinois 60603. On the Closing Date, the payment by the Owner Participant to be made pursuant to Section 1.2(a) and payment for the Series A Notes to be issued on the Closing Date shall be made not later than 11:00 a.m., New York City Time, by transferring or delivering such amounts, in funds immediately available on the Closing Date, to the Owner Trustee. Subject to the applicable conditions set forth in Section 4, the Owner Trustee hereby directs the Indenture Trustee, and the Indenture Trustee hereby agrees, to apply for the account of the Owner Trustee on the Closing Date the proceeds of the sale of the Series A Notes to the account of the Seller, and the Owner Participant will cause to be paid to the Seller for the account of the Owner Trustee, the amounts to be invested and paid by the Owner Participant pursuant to Section 1.2 on the Closing Date.

     Section 1.4. Expiration of Commitments. The commitment of the Owner
                  -------------------------
Participant under Section 1.2(a) and the several commitments of the Note Purchasers hereunder shall expire on September 30, 1999.

     Section 1.5. Several Commitments. The obligations hereunder of the
                  -------------------
Participants shall be several and not joint and no Participant shall be liable or responsible for the acts or defaults of any other Participant.

                                  ARTICLE II.

                             TRANSACTIONAL EXPENSES
                             ----------------------

     Section 2.1. Transactional Expenses to be Borne by Owner Trustee. If the
                  ---------------------------------------------------
Owner Participant shall have made its investment provided for in Section 1.2(a) with respect to the Closing and the Facility shall have been purchased, the Owner Trustee will, subject to the final clause of the last sentence of Section 2.2, pay all expenses relating to the transactions contemplated by this Agreement (other than any expenses incurred by the Lessee, including without limitation the fees and expenses of Stoel Rives LLP, its counsel), including but not limited to: (i) the cost of reproducing the Operative Agreements; (ii) the reasonable fees and expenses of Chadbourne & Parke LLP, special counsel for the Owner Participant; (iii) the reasonable fees and expenses of Thompson, Hine & Flory, special Ohio counsel to the Owner Participant; (iv) the reasonable fees and expenses of Chapman and Cutler, special counsel for the Note Purchasers; (v) the reasonable out-of-pocket expenses of the Participants; (vi) the cost of delivering to the main office of each Note Purchaser, insured to the reasonable satisfaction of such Note Purchaser, the Series A Notes purchased by such Note Purchaser on the Closing Date; (vii) the initial fees and expenses of the Owner Trustee under the Trust Agreement (including the reasonable fees and expenses of Morris, James, Hitchens & Williams, its counsel, incurred in connection with the negotiation and delivery of the Operative Agreements); (viii) the initial fees and expenses of the Indenture Trustee under the Indenture (including the reasonable fees and expenses of Ray Quinney & Nebeker, its counsel, incurred in connection with the negotiation and delivery of the Operative Agreements); (ix) the reasonable fees and expenses of Davis Wright Tremaine, local counsel for the Participants; and (x) the fees and expenses of Independent Equipment Company.


     Section 2.2. Transactional Expenses to be Borne by Lessee. If the
                  --------------------------------------------
transactions contemplated by this Agreement with respect to the Closing are not consummated, the Lessee will pay all expenses relating to the transactions contemplated by this Agreement, including without limitation those referred to in Section 2.1. If the transactions contemplated by this Agreement with respect to the Closing are consummated, the Lessee shall in any event pay: (i) the fees and expenses of counsel for the Lessee; (ii) the cost of delivering to or from the home office of any Note Purchaser from or to the Indenture Trustee, insured to the reasonable satisfaction of such Note Purchaser, any Notes surrendered pursuant to the Indenture and any Note issued in substitution or replacement for the surrendered Notes; (iii) the expenses of the Owner Trustee, the Indenture Trustee and the Participants, including reasonable fees and expenses of their counsel, in connection with any amendments, waivers or consents requested by any party in connection with any of the Operative Agreements, any enforcement action undertaken in connection with the Operative Agreements and all recording and filing fees, stamp taxes and other recording or filing taxes in connection with the recordation or filing of any such amendments, waivers and consents and in connection with any continuation statements or other documents filed to maintain and protect the rights of the parties under the Operative Agreements; (iv) the ongoing fees and expenses of the Owner Trustee under the Trust Agreement, including fees and expenses incurred in connection with the enforcement of the obligations of the Lessee under the Operative Agreements; (v) the ongoing fees and expenses of the Indenture Trustee under the Indenture, including fees and expenses incurred in connection with the enforcement of the obligations of the Lessee under the Operative Agreements; (vi) the premiums for the title insurance and the cost of surveys required by Section 4 and (vii) any costs set forth in Section 2.1 hereof to the extent that the total of all such costs exceeds 0.725% of the Facility Cost.

                                  ARTICLE III.

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

     Section 3.1. Warranties and Representations of the Owner Trustee. (a)
                  ---------------------------------------------------
Wilmington Trust Company warrants and represents in its individual capacity notwithstanding the provisions of Section 14.8(b) or any similar provision of any other Operative Agreement, that as of the Closing Date and as of the Effective Date:

          (i) Wilmington Trust Company

               (A) is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (B) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement and this Agreement; and

               (C) has full right, power and authority under the Trust Agreement to enter into and perform its obligations, as Owner Trustee, under the Owner Trustee Agreements other than the Trust Agreement.

          (ii) There are no proceedings pending or, to the knowledge of Wilmington Trust Company, threatened and to the knowledge of Wilmington Trust Company, there is no existing basis for any such proceedings, against or affecting Wilmington Trust Company in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the Trust Estate or would call into question the right, power and authority of Wilmington Trust Company to enter into or perform the Owner Trustee Agreements.

          (iii) The Trust Estate is free and clear of any liens and encumbrances which result from claims against Wilmington Trust Company in its individual capacity; and Wilmington Trust Company has not by affirmative act, in its individual capacity, conveyed any interest in the Trust Estate to any Person or subjected the Trust Estate to any Lien except pursuant to the Operative Agreements.

         (iv) The Trust Agreement and (insofar as it is entering into this Agreement in its individual capacity) this Agreement have been duly authorized by all necessary corporate action on the part of Wilmington Trust Company in its individual capacity, have been duly executed and delivered by Wilmington Trust Company in its individual capacity, and constitute the valid and binding obligations of Wilmington Trust Company in its individual capacity.

         (v) Neither the nature of the Trust Estate, nor any relationship between Wilmington Trust Company and any other Person, nor any circumstance in connection with the execution and delivery of the Trust Agreement or this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority of the State of Delaware or the federal government of the United States of America governing the banking or trust powers of Wilmington Trust Company on the part of Wilmington Trust Company in connection with the execution and delivery of the Trust Agreement or this Agreement.

         (vi) The execution and delivery of the Trust Agreement and this Agreement and compliance by Wilmington Trust Company with all of the provisions thereof do not and will not contravene any law regulating the banking or trust activities or business of Wilmington Trust Company, or any order of any court or governmental authority or agency applicable to or binding on Wilmington Trust Company or its certificate of incorporation or its by-laws.

     (b) The Owner Trustee warrants and represents as Owner Trustee that:

         (i) The other Owner Trustee Agreements are duly authorized by the Trust Agreement and the Owner Trustee Agreements have been duly executed and delivered by the Owner Trustee, as trustee under the Trust Agreement.

          (ii) The Owner Trustee is not in violation of any term of any of the Owner Trustee Agreements.

          (iii) Neither the nature of the Trust Estate, nor any relationship between the Owner Trustee and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Beneficial Interest or the Series A Notes or the execution and delivery of the Owner Trustee Agreements is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority of the State of Delaware or the federal government of the United States of America governing the banking or trust powers of Wilmington Trust Company on the part of the Owner Trustee in connection with the execution and delivery of the Owner Trustee Agreements or the offer, issue, sale or delivery of the Beneficial Interest or the Series A Notes.

          (iv) The Owner Trustee has not by affirmative act conveyed any interest in the Trust Estate to any Person or subjected the Trust Estate to any Lien except pursuant to the Operative Agreements.

         Section 3.2. Warranties and Representations of the Lessee. The Lessee
                      --------------------------------------------
warrants and represents that as of Closing on the Closing Date:

         (a) Organization and Authority. The Lessee (i) is a corporation duly
             --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite power and authority to own or hold under lease its assets and properties, conduct its business as now conducted and as presently proposed to be conducted and enter into and perform its obligations under this Agreement and each of the other Operative Agreements to which it is or will be a party; and (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the failure to be so qualified would have a Material Adverse Effect.


         (b) Due Authorization, Enforceability, etc. The execution, delivery and
             --------------------------------------
performance of the Lessee Agreements and the compliance by the Lessee with the terms and provisions thereof have been duly authorized by all necessary corporate action of the Lessee. Each of the Lessee Agreements has been duly executed and delivered by the Lessee. Assuming the due authorization, execution and delivery by each other party thereto, each of the Lessee Agreements constitutes the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

     (c) No Conflicts. The execution, delivery and performance by the Lessee of
         ------------
each of the Lessee Agreements, the consummation by the Lessee of the transactions contemplated thereby, and compliance by the Lessee with the terms and provisions thereof, do not and will not (i) conflict with or result in any breach of any agreement to which the Lessee is a party, (ii) conflict with any Applicable Law which could reasonably be expected to result in a Material Adverse Effect, (iii) conflict with the certificate of incorporation or by-laws of the Lessee, or (iv) result in the creation of any Lien (except Permitted Encumbrances) upon any of the property or assets of the Lessee pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or any other agreement, contact or instrument to which the Lessee is a party or by which its property or assets are bound.

     (d) Governmental Consent. Neither the nature of the Lessee or any of its
         --------------------
business or properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution and delivery of the Lessee Agreements is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any regulatory body, state, Federal or local, on the part of the Lessee as a condition to the execution and delivery of the Lessee Agreements.

     (e) Litigation. Except as described in the Lessee's Annual Report on SEC
         ----------
Form 10-K dated March 24, 1999, there are no proceedings pending, or to the knowledge of the Lessee threatened, against or affecting the Lessee in any court or before any governmental authority or arbitration board or tribunal which if adversely determined would have a Material Adverse Effect, nor are there any other circumstances which, to the knowledge of the Lessee, would lead to or result in any such proceedings. The Lessee is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

     (f) No Defaults. No Lease Default or Lease Event of Default has occurred
         -----------
and is continuing. The Lessee is not in default in the payment of principal or interest on any indebtedness for borrowed money and no event of default has occurred under any instrument or instruments or agreements to which the Lessee or any Person acting at the instruction of the Lessee with respect to the Lessee's obligations thereunder is a party (i) under and subject to which any indebtedness for borrowed money has been issued or (ii) pursuant to which the Lessee has any obligations the non-performance of which could reasonably be expected to have a Material Adverse Effect; and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute such an event of default thereunder.

     (g) No Materially Adverse Contracts. The Lessee is not a party to, or bound
         -------------------------------
or affected by, any contract or agreement or subject to any judgment, order, writ, injunction, rule or regulation or decree or other action of any court or other governmental authority or agency, or the award of any arbitrator, or any charter or contractual restriction that materially adversely affects or in the future may (so far as the Lessee can now reasonably foresee based on facts known to the Lessee) materially adversely affect the business, Properties, or financial condition of the Lessee or impair the ability of the Lessee to perform its obligations under the Lessee Agreements.

     (h) Location of Chief Place of Business and Chief Executive Office. The
         --------------------------------------------------------------
chief executive office and principal place of business of the Lessee and the office where the Lessee keeps its corporate records concerning the Facility, the Site and the Operative Agreements is located at Suite 200, 1500 SW First Avenue, Portland, Oregon 97201.

     (i) Title. The Owner Trustee has good and marketable title to the Facility,
         -----
free and clear of all Liens other than (i) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, (ii) any Liens of mechanics, suppliers, materialmen and laborers for work or service performed or materials furnished in connection with the Facility which are not due and payable and are insured over by the Title Policy relating to the Facility issued at Closing, and (iii) those exceptions to title set forth on Schedule B to the Title Policy relating to the Facility issued at Closing.

     (j) Financial Statements. The audited consolidated balance sheet and
         --------------------
consolidated statements of income and retained earnings and cash flows of the Lessee for the fiscal years ended December 31, 1998, December 31, 1997, December 31, 1996 and December 31, 1995 fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee as of such dates and the results of its operations for the periods then ended. The unaudited consolidated balance sheet and consolidated statements of income and retained earnings and cash flows of the Lessee for the fiscal quarter ended June 30, 1999, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee as of such date and the results of its operations for the period then ended, subject to normal year-end adjustments. Since June 30, 1999, there has been no change in such financial condition or results of operations which could reasonably be expected to have a Material Adverse Effect.

     (k) Full Disclosure. The Private Placement Memorandum, the financial
         ---------------
statements referred to in clause (j) above, the Lessee Agreements and all other written statements furnished by or on behalf of the Lessee to the Participants in connection with the transactions contemplated by this Agreement, do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Lessee which the Lessee has not disclosed to the Participants in writing which has a Material Adverse Effect on nor, so far as the Lessee can now foresee, will have a Material Adverse Effect on the business, Properties or financial condition of the Lessee or impair the ability of the Lessee to perform its obligations under the Lessee Agreements.

     (l) Use of Proceeds. The net proceeds from the sale of the Series A Notes
         ---------------
will be applied to the payment of a portion of the Facility Cost. None of the transactions contemplated in the Operative Agreements (including, without limitation thereof, the use of the proceeds from the sale of the Series A Notes) or any direct or indirect use or application of the proceeds of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     (m) Investment Company Act. The Lessee is not an "investment company" or a
         ----------------------
company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (n) Holding Company. The Lessee is not subject to regulation as a "holding
         ---------------
company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (o) Compliance with Law. The Lessee:
         -------------------

          (i) is not, to the knowledge of the Lessee after reasonable inquiry, in violation of any laws, ordinances, governmental rules or regulations to which it is subject, and

          (ii) has not failed to obtain any license, permit, franchise or other governmental authorization (and in the case of any temporary permits, application for permanent permits have been made and are pending) necessary to the ownership or operation of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, properties or financial condition of the Lessee or impair the ability of the Lessee to perform its obligations under the Lessee Agreements.

     (p) Taxes. All tax returns required to be filed by the Lessee in any
         -----
jurisdiction (other than those for which the failure to file would not have a Material Adverse Effect) have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Lessee or upon any of its properties, income or franchises, which are shown to be due and payable in such returns have been paid. Except as described in the Lessee's Annual Report on SEC Form 10-K dated March 24, 1999, the Lessee does not know of any material proposed additional tax assessment against it for which adequate provision has not been made on its accounts and no controversy in respect of additional income taxes due is pending or to the knowledge of the Lessee threatened which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. The provisions for taxes on the books of the Lessee are adequate for all open years, and for its current fiscal period.

     (q) Restrictions on Lessee. The Lessee is not a party to or bound by any
         ----------------------
security, contract, indenture, agreement, instrument, order of any court or governmental agency, law or rule or regulation which restricts the right or ability of the Lessee to enter into leases of the type of the Facility Lease or the Site Lease.

     (r) Employee Retirement Income Security Act of 1974.
         -----------------------------------------------

          (i) The consummation of the transactions provided for in the Operative Agreements and compliance by the Lessee with the provisions thereof will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation of the Lessee in the preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Participant in Section 3.5(c) as to the source of funds to be used by such Participant in financing the acquisition of the Facility.

          (ii) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect. Each Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the Lessee's knowledge, nothing has occurred which would cause the loss of such qualification.

     (iii) There are no pending, or to the Lessee's knowledge, threatened claims by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

     (iv) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan, other than as specified in Schedule 3.2(r) hereto.

     (v) No Pension Plan (other than the Multiemployer Plans) has any Unfunded Pension Liability.

     (vi) Neither the Lessee nor any ERISA Affiliate has incurred, nor does it reasonably expect to incure, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), other than as specified in Schedule 3.2(r) hereto.

     (vii) Neither the Lessee nor any ERISA Affiliate has transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

     (viii) A complete list of all the Lessee's affiliates (within the meaning specified in Section V(a)(1) of Prohibited Transaction Exemption 95-60 (issued July 12, 1995)) and each Pension Plan currently in effect is set forth on
Schedule 3.2(r).

     (s) Environmental Matters. To the knowledge of the Lessee after reasonable inquiry: ---------------------

          (i) neither the Lessee nor the Leased Property is in material violation of any applicable Environmental Law;

          (ii) the Lessee has obtained all material Governmental Approvals required for the operations of the Facility by any applicable Environmental Law;

          (iii) there is no and has never been a material Release or threatened material Release or disposal of any Hazardous Material at the Site and the Site is not adversely affected by any material Release or threatened material Release originating or emanating from any other property;

          (iv) except as disclosed in the reports on Schedule 3.2(s), none of which disclosures, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Site does not contain and has not contained any: (v) underground storage tank, (w) material amounts of asbestos containing building material, (x) any landfills or dumps, (y) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law, or (z) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state priority list promulgated pursuant to any comparable state law;

          (v) no circumstances exist that could be reasonably expected to (A) form the basis of any Environmental Claims against the Leased Property that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) cause the Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

          (vi) to the Lessee's knowledge, no Hazardous Materials that have been generated at or transported from the Leased Property or any part thereof have been disposed at any location that is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA or any state priority list promulgated pursuant to any comparable state law, or any location that is or has been the subject of a CERCLA response action, and all Hazardous Materials generated, used, treated, handled or stored at or transported to or from the Leased Property or any part thereof and any property currently or formerly owned or operated by the Lessee have been disposed of in compliance in all material respects with all Environmental Laws and applicable Environmental Permits;

          (vii) the Lessee has not received any written or other notice, mandate, order, Lien or request which remains pending under an Environmental Law concerning any of the Leased Property or any part thereof or relating to an alleged violation of an Environmental Law concerning the Leased Property or any part thereof or relating to any potential adverse action in any way involving environmental, health or safety matters affecting the Leased Property or any part thereof;

          (viii) there is no proceeding pending or, to Lessee's knowledge, threatened against the Lessee by any Federal, state, or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence or Release of any Hazardous Material from the Leased Property or any part thereof; and

          (ix) no Hazardous Materials have been Released from or on the Leased Property or any part thereof for which Remedial Action could be required under any Environmental Law or may be necessary to prevent or eliminate an imminent and substantial endangerment to human health or the environment.

     (t) Security Interests. The Indenture and the Deed of Trust create a valid
         ------------------
and perfected first priority lien and security interest in the Collateral described therein, subject to Permitted Encumbrances, securing the payment of all Secured Indebtedness, and all filings and other actions necessary or desirable to perfect and protect such lien and security interest have been duly taken at or prior to the Closing.

     (u) Insurance. The Leased Property (including the Facility) is covered by
         ---------
the insurance required by Section 7 of the Facility Lease covering such Leased Property and all premiums due in respect of such insurance have been paid.

     (v) Coverage. The amount of the installment of Periodic Rent payable under
         --------
the Facility Lease on each Rent Payment Date during the Basic Term thereof will equal or exceed the sum of the interest payments and the payments or prepayments of principal due on such Rent Payment Date on the Series A Notes. The amount of Casualty Value and Termination Value under the Facility Lease payable on any date will equal or exceed the sum of the principal amount of the Series A Notes which will remain unpaid on such date plus accrued interest thereon.

     (w) Leasehold Interest. The Lessee has good and marketable title to the
         ------------------
Site for the Facility, free and clear of all Liens other than (i) the interest of the Owner Trustee under the Site Lease covering the Site and the interest of the Lessee under the Facility Lease in the Site; (ii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable; (iii) any Liens of mechanics, suppliers, materialmen and laborers for work or service performed or materials furnished in connection with the Facility which are not due and payable and are insured over by the Title Policy relating to the Facility issued at Closing; (iv) any exceptions to title set forth on Schedule B to the Title Policy relating to the Site issued at Closing; (v) the leases set forth on Schedule 3.2(w) hereto; and (vi) minor encumbrances, easements or reservations, rights of others for rights-of-way, utilities and other similar purposes, zoning or other restrictions as to the use of real properties, and leases and subleases thereof, in each case, which (A) are necessary or appropriate for the conduct of the activities of the Lessee on the Site or customarily exist on properties of business entities engaged in similar activities and similarly situated and (B) do not in any event materially impair the use or value of the Site.

     (x) Complete Facility.
         -----------------

          (i) Exhibit B to the Facility Lease contains a complete description of the entire Facility, which is located on the Site. Such items, together with the Site Lease Property for the Facility, constitute an integrated and self-contained pulp mill. The Owner Trustee's title and interest in the Leased Property under the Facility Lease is sufficient to permit during the Term of the Site Lease for the Site of the Facility (i) the locating, occupying, owning, selling, leasing, connecting, operating, maintaining, replacing, renewing, repairing and removing of the Facility, (ii) ingress to and egress from the Leased Property leased under the Facility Lease,
     (iii) the operating of the Leased Property leased under the Facility Lease in such a manner as to cause the Facility to perform on a daily basis, in commercial operation, the functions for which it was specifically designed at Design Capacity in accordance with the Plans therefor, and (iv) the preservation and enforcement by the Owner Trustee of its rights in and to the Leased Property leased under the Facility Lease and the easements and other rights in respect of the Site Lease Property described or referred to in the Site Lease for the Site of the Facility.

          (ii) There is presently no default by the Lessee or, to the Lessee's knowledge, by any other party with respect to (1) any easements, rights-of-way, licenses, utilities and other services which would materially and adversely affect the services relating to the Facility or
     (2) the James River Agreement, the James River Easement, the Railway License or, except with respect to the matters addressed in Section 14.14, the County Road Documents.

          (iii) All utility services necessary for the operation for its intended purposes of the Facility are installed and operational.

          (iv) None of the Permitted Encumbrances will interfere in any material respect with the use or possession of the Leased Property or any part thereof or any other asset used in connection therewith or the use of or the exercise by the Owner Trustee of its rights either under any Operative Agreement or to the Leased Property.

          (v) The Facility is situated wholly within the boundary lines of the Site and does not encroach upon any contiguous or adjoining property; except as disclosed in writing, neither the Site nor any part thereof is considered part of a larger tax lot; the Facility does not violate any rights granted under any easements or rights of way or any covenants or restrictions affecting the Site or any part thereof, and any future violation will not result in a reversion or forfeiture of title, right of re-entry or power of termination; and the easements, rights-of-way, covenants and restrictions affecting the Site or any part thereof do not and will not interfere in any material respect with the use or occupancy of the Leased Property or any part thereof, or any asset owned or used in connection therewith, nor will the exercise of rights or remedies thereunder result in any damage to the Leased Property or any part thereof or diminution of value of the Leased Property or any part thereof.

          (vi) Except as addressed in Section 14.14, all Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Applicable Law to be obtained after the Closing Date (and the Lessee, having completed all appropriate due diligence in connection therewith, has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Applicable Law). All such obtained Permits are in proper form, in full force and effect and are not subject to any further appeal, consent or contest or to any unsatisfied condition that may allow modification or revocation.

     (y) Casualty Occurrence. No Casualty Occurrence has occurred, and the
         -------------------
Leased Property may be used for the purposes contemplated by the Lessee in accordance with the Facility Lease and the other Operative Agreements.

     (z) Recordation and Filing. The Memorandum of Facility Lease and Memorandum
         ----------------------
of Site Lease have been duly recorded and are in a form sufficient to provide notice of the interests purported to be created by the Facility Lease and Site Lease, respectively. Upon the recordation of the Memorandum of Site Lease in the county in which the Site is located, the Memorandum of Site Lease will have been recorded or filed in such place in which recording or filing is required to provide notice, under Applicable Law, of the interests created by the Site Lease and to protect the validity and effectiveness thereof, and all Taxes, fees and other public charges payable in connection with the filing and recordation of the Memorandum of Site Lease have been paid. Upon the recordation of the Memorandum of Facility Lease in the county where the Facility is located, the Memorandum of Facility Lease will have been recorded or filed in such place in which recording or filing is required to provide notice, under Applicable Law, of the interests created by such Facility Lease and to protect the validity and effectiveness thereof, and all Taxes, fees and other public charges payable in connection with the filing and recordation of the Memorandum of Facility Lease have been paid.

(aa)     Trade Secrets and Patents.
         -------------------------

          (i) The leasing of the Site by the Owner Trustee, the ownership of the Facility by the Owner Trustee and the leasing and operation of the Facility by the Lessee, do not and will not conflict with, infringe on, or otherwise violate any copyright, trademark, trade name, trade secret or patent rights of any other Person.

          (ii) The Lessee has all rights to all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, "know-how" and copyrights used or to be used in the ordinary course of the operation of the Facility (the "Intellectual Property Rights") that are necessary for the operation thereof, including the right to assign the Intellectual Property Rights. There is no judicial proceeding pending or, to the knowledge of the Lessee, threatened, involving any claim of any infringement, misuse or misappropriation by the Lessee or any Affiliate thereof of any patent, trademark, trade name, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights.

(bb)     Canadian Pension Plans.
         ----------------------

          (i) All Canadian Pension Plans have been registered under the Income Tax Act (Canada) and other applicable Canadian pension legislation. To the Lessee's knowledge, nothing has occurred which would cause the loss of such registration.

          (ii) All contributions required to make the Canadian Pension Plans fully funded under the Income Tax Act (Canada) and other applicable Canadian pension legislation have been made.

          (iii) All Canadian Pension Plans are in compliance with the Income Tax Act (Canada) and other applicable Canadian pension legislation, except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect.

          (iv) The Lessee is not and has not been within the immediately preceding five (5) years a participating employer in any negotiated cost plan or substantially similar plan under applicable Canadian law. The required contributions from any Subsidiary of the Lessee which is a participating employer in any negotiated cost plan, or substantially similar plan, under applicable Canadian law have been remitted. Each Subsidiary of the Lessee which is a participating employer in any negotiated cost plan, or substantially similar plan, under applicable Canadian law has complied with all of its obligations under such a plan, except such noncompliance which would not reasonably be expected to have a Material Adverse Effect.

     Section 3.3. Warranties and Representations of the Indenture Trustee. The
                  -------------------------------------------------------
Indenture Trustee warrants and represents that as of the Closing Date and as of the Effective Date: (a) The Indenture Trustee is a national association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Indenture Trustee Agreements.

     (b) The Indenture Trustee Agreements have been duly authorized, have been executed and delivered by the Indenture Trustee and constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with the terms hereof and thereof, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

     (c) The execution and delivery of the Indenture Trustee Agreements and compliance by the Indenture Trustee with all of the provisions thereof do not and will not contravene any law governing its banking or trust powers, or any order of any court or governmental authority or agency applicable to or binding on the Indenture Trustee or its articles of association or its by-laws.

     (d) There are no proceedings pending or, to the knowledge of the Indenture Trustee, threatened, and to the knowledge of the Indenture Trustee there is no existing basis for any such proceedings, against or affecting the Indenture Trustee in or before any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might impair the ability of the Indenture Trustee to perform its obligations under the Indenture Trustee Agreements.

     (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body governing its banking or trust powers is required for the due execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Agreements.

     Section 3.4. Private Offering. (a) The Owner Trustee warrants and
                  ----------------
represents to the Lessee, the Participants and the Indenture Trustee that neither the Owner Trustee nor any Person authorized or employed by the Owner Trustee as agent, broker, dealer or otherwise in connection with the placement of the Beneficial Interest or any similar Security or the Series A Notes or any similar Security has offered any of the Beneficial Interest or any similar Security or the Series A Notes or any similar Security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser.

     (b) The Lessee warrants and represents to the Owner Trustee, the Participants and the Indenture Trustee that:

          (i) neither the Lessee nor any Person authorized or employed by the Lessee as agent, broker or otherwise in connection with the offering or sale of the Beneficial Interest or any similar Security has offered any of the Beneficial Interest or any similar Security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Owner Participant, which was offered the Beneficial Interest at private sale for investment and which the Lessee or such agent had reasonable grounds to believe, and did believe, and, as to the Owner Participant, after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Beneficial Interest; and

          (ii) neither the Lessee nor any Person authorized or employed by the Lessee as agent, broker, dealer or otherwise in connection with the offering or sale of the Series A Notes or any similar Security has offered any of the Series A Notes or any similar Security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Note Purchasers and 60 other institutional investors, each of which was offered a portion of the Series A Notes at private sale for investment and each of which the Lessee or such agent had reasonable grounds to believe, and did believe, and, as to the Note Purchasers, after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Series A Notes.

     (c) The Owner Trustee and the Lessee agree that neither the Owner Trustee nor the Lessee nor anyone acting on the behalf of either or both of the Owner Trustee and the Lessee will offer

          (i) the Beneficial Interest or any part thereof or any similar Security for issue or sale to, or solicit any offer to acquire any of the Beneficial Interest from anyone so as to bring the issuance and sale of the Beneficial Interest within the provisions of Section 5 of the Securities Act of 1933, as amended, or

          (ii) the Notes or any part thereof or any similar Security for issue or sale to, or solicit any offer to acquire any of the Notes from, anyone so as to bring the issuance and sale of the Notes within the provisions of
     Section 5 of the Securities Act of 1933, as amended.

     Section 3.5. Representations And Covenants Of The Participants.
                  -------------------------------------------------

     (a) Representations and Covenants of the Owner Participant. The Owner
         ------------------------------------------------------
Participant warrants and represents to the Note Purchasers, the Owner Trustee and the Lessee that as of the Closing Date and as of the Effective Date:

          (i) The Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its present business and operations, to own or lease its Properties and to enter into and perform its obligations under the Owner Participant Agreements.

          (ii) The Owner Participant Agreements have been duly authorized, executed and delivered by the Owner Participant and constitute valid and binding obligations of the Owner Participant enforceable against the Owner Participant in accordance with the terms hereof and thereof, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

          (iii) The execution and delivery by the Owner Participant of the Owner Participant Agreements and compliance by the Owner Participant with all of the provisions thereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the Owner Participant or contravene the provisions of, or constitute a default under, its articles of association or by-laws or any indenture, mortgage, contract or any agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected.

          (iv) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Owner Participant of the Owner Participant Agreements.

          (v) The Trust Estate is free of liens and rights of others resulting from claims against the Owner Participant not related to the transactions contemplated by the Operative Agreements.

     (b) Purchase for Investment. Each Participant represents to each other
         -----------------------
Participant, the Owner Trustee and the Lessee that such Participant purchased or is purchasing the Interest (as hereinafter defined) acquired or to be acquired by it for the account of such Participant or for the account of one or more pension or trust funds of which it is trustee, in each case for investment and with no present intention of distributing or reselling such Interest or any part thereof, but without prejudice, however, to the right of such Participant at all times to sell or otherwise dispose of all or any part of such Interest under a registration under the Securities Act of 1933, as amended, or under an exemption from such registration available under such Act; provided that the disposition of such Interest shall at all times be within its control, subject, in the case of the Beneficial Interest, to compliance with the provisions of Section 11. If any Participant purchased or is purchasing for the account of one or more pension or trust funds, such Participant represents that it is acting as sole trustee and has sole investment discretion with respect to the acquisition of the Interest acquired or to be acquired by it pursuant to this Agreement.

     The Beneficial Interest and the Series A Notes are sometimes referred to in this Section 3.5 collectively as the "Interests" and individually as an
"Interest".                           ---------
 --------

     (c) Source of Funds. Each Participant represents that at least one of the following statements is an accurate representation as to the source of funds used or to be used by such Participant to make its investment pursuant to
Section 1 (the "Source"):
                ------

          (i) the Source is an "insurance company general account" within the meaning of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 (issued July 12, 1995) and there is no employee
                 ----
     benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Source's State of domicile; or

          (ii) the Source is either (A) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, (except as disclosed to each other Participant, the Owner Trustee and the Lessee in writing pursuant to this paragraph
     (ii)), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of PTCE 84-14 issued March 13, 1984 (the "QPAM Exemption")), no employee benefit
                                       --------------
     plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in such Participant and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to each other Participant, the Owner Trustee and the Lessee in writing pursuant to this paragraph (iii); or

          (iv) the Source is a governmental plan; or

          (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to each other Participant, the Owner Trustee and the Lessee in writing pursuant to this paragraph (v); or

          (vi) the Source does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) and does not include assets of any entity whose underlying assets include "plan assets" as determined under United States Department of Labor Regulation Section 2510.3-101.

     Section 3.6. Reliance by Holders of the ClO//2// Notes. It is hereby acknowledged and understood that the holders of the ClO//2// Notes are entitled to rely on the representations and warranties in this Section 3.

                                  ARTICLE IV.

                               CLOSING CONDITIONS
                               ------------------

     Section 4.1. Conditions Precedent to Investment by each Participant. The
                  ------------------------------------------------------
obligations of each Participant to make its investment pursuant hereto on the Closing Date shall be subject to the following conditions:

     (a) Execution of Operative Agreements. At or before the Closing, the
         ---------------------------------
Operative Agreements shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and no default shall exist in the performance by any party thereto (other than such Participant) of any of its obligations thereunder.

     (b) Transfer of Title, Etc. The Seller shall have executed and delivered to
         ----------------------
the Owner Trustee a warranty deed and bill of sale, in form and substance satisfactory to such Participant, covering the Facility, without representation or warranty (except as to Liens arising by, through or under the Seller) and there shall have been delivered to such Participant's special counsel such instruments as may be necessary or desirable to terminate all interests of the Seller, whether as secured party or otherwise, in the Facility and the Leased Property, other than the interests of the Lessee under the Facility Lease.

     (c) [Intentionally omitted]
          ---------------------

     (d) Survey. Not less than three Business Days prior to the Closing Date,
         ------
there shall have been delivered to such Participant a survey of the Site and the Facility located on such Site prepared as of a current date by a registered civil engineer or surveyor licensed in the State where such Site is located in accordance with the standard detail requirements for "Class A" land title surveys adopted by the American Land Title Association and the American Congress on Surveying & Mapping, as revised and in effect on the date thereof, showing in reasonable detail the locations and dimensions of such Site and the Facility located on such Site, showing no encroachments upon such Site by adjacent buildings or structures and no encroachments upon adjacent property showing the location of surveyable Schedule B Exceptions to said title policies, and showing no other defects except Permitted Encumbrances.

     (e) Title Insurance. At the Closing, there shall have been delivered, with
         ---------------
respect to the Facility, to the Owner Trustee an American Land Title Association Leasehold Owners--1992 title insurance policy with extended coverage and to the Indenture Trustee an American Land Title Association Leasehold Loan Policy--1992 of title insurance, both issued by a title insurance company qualified to do business in the

State where the Site for the Facility is located designated by the Lessee and not objected to by any Participant, with respect to such Site, satisfactory in substance and form to special counsel to such Participant, insuring the leasehold interest of the Owner Trustee under the Site Lease for such Site for an amount equal to the Facility Cost of the Facility located on such Site and insuring the lien of the Indenture Trustee under the Deed of Trust covering such Site as a holder of a first lien of record on the leasehold interest of the Owner Trustee under the Site Lease for such Site, against loss or damage by reason of the failure of the Deed of Trust covering such Site to create the lien it purports to create upon the leasehold interest of the Owner Trustee in such Site, such lender's policy to be in an amount equal to the original principal amount of the Series A Notes issued on the Closing Date and such policies to have no exceptions to the coverage thereof other than Permitted Encumbrances and such other exceptions as shall be acceptable to such Participant in its sole discretion. Such policies shall contain all endorsements required by the Participants including, without limitation, a comprehensive endorsement and mechanics lien coverage.

     (f) Opinions of Counsel. At the Closing, such Participant shall have
         -------------------
received the favorable written opinions of Stoel Rives LLP, counsel for the Lessee, Squadron, Ellenoff, Plesent & Scheinfeld LLP, special New York counsel for the Lessee, Davis Wright Tremaine, local counsel for the Participants, Morris, James, Hitchens & Williams, counsel for the Owner Trustee, Ray Quinney & Nebeker, counsel for the Indenture Trustee, and Chadbourne & Parke LLP, special counsel to the Owner Participant, substantially in the respective forms set forth in Annex II hereto.

     (g) Insurance Certificate. At or before the Closing, such Participant shall
         ---------------------
have received certificates or other satisfactory evidence of the maintenance of the insurance required pursuant to Section 7 of the Facility Lease covering the Facility in the form contemplated by Section 7(c) of such Facility Lease.

     (h) [Intentionally omitted]
          ---------------------

     (i) Recording of Leases. At or before the Closing, the Site Lease covering
         -------------------
the Site of the Facility and the Facility Lease covering the Facility (or notices or memoranda thereof) and such other documents as are deemed necessary or appropriate by such Participant shall have each been recorded or filed for record in such public offices as may be necessary or appropriate in order to protect the rights of the Owner Trustee thereunder and (if such Participant is a Note Purchaser) to perfect the right, title and interest of the Indenture Trustee in and to the Collateral.

     (j) Secretary's Certificates; Good Standing Certificates; Etc. The
         ---------------------------------------------------------
Participants shall have received on or before the Closing Date the following, each dated the Closing Date (unless otherwise specified) and in form and substance satisfactory to the Participants:

          (i) copies of the resolutions of the board of directors of the Lessee, approving the execution, delivery and performance by the Lessee of the Lessee Agreements and the transactions contemplated thereby, certified as of such Closing Date by the Secretary or an Assistant Secretary of the Lessee;

          (ii) a certificate of the Secretary or Assistant Secretary of the Lessee certifying the names and true signatures of the officers of the Lessee authorized to execute, deliver and perform, as applicable, the Lessee Agreements on behalf of the Lessee;

          (iii) the certificate of incorporation of the Lessee as in effect on the Closing Date, certified by the Secretary of State of the state of formation, and the Lessee's by-laws as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Lessee as of the Closing Date; and

          (iv) a good standing certificate for the Lessee from the Secretary of State of its state of incorporation, dated such Closing Date;

     (k) [Intentionally Omitted]
          ---------------------

     (l) Documents Relating to the Site. The Lessee shall deliver, or cause to
         ------------------------------
be delivered, to the Participants documentation with respect to the condition of the Site, the real estate Taxes applicable to such Site and such other documents and agreements relating to the operation of the Facility or any part thereof as the Participants may reasonably request, in form and substance reasonably acceptable to the Participants.

     (m) Environmental Matters. A Phase I environmental site assessment of the
         ---------------------
Site by the Environmental Consultant shall have been conducted, at the sole cost and expense of the Lessee, and the Participants shall have received a copy of the Environmental Consultant's report on its Phase I environmental site assessment, which shall be in form and substance satisfactory to the Participants (in their sole discretion).

     (n) Illegality. No change shall have occurred in Applicable Law which, in
         ----------
the opinion of the Participants, would make it illegal for such Participant, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for such Participant, to participate in the transactions to be contemplated on the Closing Date; and no action or proceeding shall have been instituted nor shall action before any court or Governmental Authority be threatened which in the opinion of counsel for such Participant is not frivolous, nor shall any order have been issued or proposed to be issued by any court or

Governmental Authority, as of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Operative Agreements.

     (o) Proceedings Satisfactory. All proceedings taken in connection with the
         ------------------------
transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to such Participant and its special counsel, and such Participant and such special counsel shall have received copies of such documents and papers as such Participant or such special counsel may reasonably request in connection therewith or as a basis for such special counsel's closing opinion, all in form and substance reasonably satisfactory to such Participant and such special counsel.

     Section 4.2. Additional Conditions Precedent to Investments by Owner
                  -------------------------------------------------------
Participant. The obligation of the Owner Participant to make its investment
-----------
pursuant hereto on the Closing Date shall be subject to the conditions specified in Section 4.1 and the following additional conditions:

     (a) Tax Opinion. At or before the Closing, the Owner Participant shall have
         -----------
received from Chadbourne & Parke LLP, its special counsel, a favorable opinion in form and substance satisfactory to the Owner Participant as to the Federal income tax consequences of the transactions contemplated hereby.

     (b) Independent Appraisal. At or before the Closing, the Owner Participant
         ---------------------
shall have received the Appraisal.

     (c) No Change in Law. On the Closing Date, there shall not have occurred a
         ----------------
change or proposed change in the Code or the treasury regulations thereunder, no administrative pronouncement shall have been issued and no Supreme Court decision shall have been rendered, in each case, which is applicable to the transactions contemplated by the Operative Agreements and which could be adverse to the Owner Participant and for which there has not been an adjustment to Periodic Rent.

     Section 4.3. Additional Conditions Precedent to Series A Note Purchases.
                  ----------------------------------------------------------
The obligation of each Note Purchaser to purchase and pay for Series A Notes pursuant hereto on the Closing Date shall be subject to the conditions specified in Section 4.1 and the following additional conditions:

     (a) Recording of Indenture. At or before the Closing, the Indenture (or a
         ----------------------
notice or memorandum with respect thereto) and the Deed of Trust shall have been recorded or filed in all public offices as may be necessary or appropriate in order to perfect the lien and security interest granted thereby as against creditors of and purchasers from the Owner Trustee.

     (b) Legal Investment. The Series A Notes to be issued on the Closing Date
         ----------------
shall on such Closing Date qualify as a legal investment for such Note Purchaser under any laws regulating investments to which it may be subject, and such Note Purchaser shall have received such evidence as it may reasonably request to establish compliance with this condition.

     (c) Opinion of Counsel. On the Closing Date, such Note Purchaser shall have
         ------------------
received the favorable written opinion of Chapman and Cutler, special counsel for the Note Purchasers, substantially in the form set forth in Annex II hereto.

                                   ARTICLE V.

                        SPECIAL RIGHTS OF NOTE PURCHASERS
                        ---------------------------------

     Notwithstanding any provision to the contrary in this Agreement, the Indenture or the Notes relating to the manner and place of payment, all amounts payable to each Note Purchaser with respect to any Notes held by such Note Purchaser or a nominee for such Note Purchaser shall be paid to the Indenture Trustee and shall be paid by the Indenture Trustee to such Note Purchaser (without any presentment thereof and without any notation of such payment being made thereon) by check, duly mailed, by first class mail, postage prepaid, or delivered to such Note Purchaser at the address for payments for such Note Purchaser set forth in Schedule 1 hereto or, if wire transfer to a bank account is designated for such Note Purchaser in said Schedule 1 or in a written notice from such Note Purchaser to the Owner Trustee and the Indenture Trustee, by wire transfer of immediately available Federal Reserve funds to the bank so designated for credit to the account and marked for attention as so designated, provided that such bank has facilities for the receipt of a wire transfer, or in such other manner or to such other address in the United States as may be designated by such Note Purchaser in a written notice from such Note Purchaser to the Owner Trustee and the Indenture Trustee. In the case of any wire transfer, the Indenture Trustee will transfer from the office of the Indenture Trustee not later than 9:00 A.M., New York City Time, on each date any payment or prepayment of principal or interest on the Notes or any other payment due to the Note Purchasers is received, provided funds therefor have been received by the Indenture Trustee in cash or in solvent credits acceptable to it. Each Note Purchaser agrees that if such Note Purchaser shall sell or transfer any Note such Note Purchaser will notify the Indenture Trustee of the name and address of the transferee and such Note

Purchaser will, prior to the delivery of such Note, make a notation on such Note of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof.


                                  ARTICLE VI.

                             [INTENTIONALLY OMITTED]
                              ---------------------


                                  ARTICLE VII.

                              GENERAL TAX INDEMNITY
                              ---------------------

     Section 7.1. Tax Indemnitee Defined. For purposes of this Section 7, "Tax
                  ----------------------                                   ---
Indemnitee" means each Participant, the Owner Participant Guarantor, the Owner
----------
Trustee, Wilmington Trust Company, the Trust Estate, the Indenture Trustee both in its individual capacity and as trustee, each of their respective Affiliates and each of their respective successors or assigns permitted under the terms of the Operative Agreements, including successive holders of the Notes.

     Section 7.2. Taxes Indemnified.
                  -----------------

     (a) Withholding. All payments by the Lessee to any Tax Indemnitee in
         -----------
connection with the transactions contemplated by the Operative Agreements and the ClO2 Operative Agreements shall be free and clear of, and without deduction for, withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required the Lessee shall pay an additional amount such that the net amount actually received will, after such withholding and any incremental taxes on such amounts, equal the full amount of the payment then due) and shall be free of expense to each Tax Indemnitee for collection or other charges, provided, however, that no such additional amounts shall be paid by the Lessee and the Lessee assumes no responsibility regarding any withholdings imposed (1) on the Lessor or the Owner Participant by reason of any transfer of the Leased Property or any interest in the Operative Agreements by the Lessor or the Owner Participant other than a transfer pursuant to Section 13 or 19 of the Facility Lease or any transfer which occurs in connection with the occurrence or continuance of a Lease Default or Lease Event of Default or (2) on the Indenture Trustee or any holder by reason of a transfer of the Notes to a holder who is not a U.S. Person, provided that, for the avoidance of doubt, neither the Lessor nor the Owner Participant shall be responsible for any Taxes incurred by reason of an event described in this clause (2) and shall receive any amounts owed to it from the

Indenture Trustee without diminution for any such Taxes. If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed on any Tax Indemnitee in respect of the transactions contemplated by the Operative Agreements and the CLO2 Operative Agreements which withholding tax is not the responsibility of the Lessee under this Section 7 then such Tax Indemnitee shall pay to the Lessee within 30 days of receiving written notice thereof an amount which equals the amount paid by the Lessee with respect to, or as a result of, such withholding tax.

     (b) In General. Subject to the exclusions stated in Section 7.3, the Lessee
         ----------
agrees to indemnify and hold harmless each Tax Indemnitee, on an after-tax basis, against all fees (including, without limitation, license fees and registration fees), taxes (including, without limitation, income, gross receipts, franchise, excise, conduct of business, ad valorem, sales, rental, use, value added, property, transfer and stamp taxes), levies, assessments, imports, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon ("Taxes") imposed
                                                             -----
upon any Tax Indemnitee, the Lessee or all or any part of the Leased Property and the CLO2 Leased Property or the Operative Agreements or the CLO2 Operative Agreements by any federal, state or local government, political subdivision, or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority, upon, with respect to or in connection with:

          (i) the Leased Property, the ClO2 Leased Property or any part thereof or interest therein;

          (ii) the acquisition, financing, ownership, leasing, possession, purchase, acceptance, rejection, condition, registration, return, use, storage, operation, return, transfer of title, maintenance, repair, improvement, replacement, substitution, delivery, redelivery, non-delivery, construction, manufacture, insuring, modification, transfer, control, occupancy, servicing, mortgaging, location, refinancing, disposition, subleasing, repossession, abandonment, shut-down, sale or other application or disposition of or with respect to the Leased Property, the ClO2 Leased Property or any part thereof or interest therein;

          (iii) the rental payments, receipts or earnings arising from the Leased Property and the ClO2 Leased Property or payable pursuant to the Facility Lease or the ClO2 Lease;

          (iv) the Operative Agreements or the ClO2 Operative Agreements or otherwise in connection with the transactions contemplated thereby;

          (v) the payment of principal or interest or premium on or other amounts payable with respect to the Notes or as a result of the purchase, holding, refinancing or transfer thereof or otherwise relating to any transaction contemplated hereby; and


          (vi) without limitation of the foregoing and for the avoidance of doubt, the James River Easement, the James River Agreement, the Railway License and the County Road Documents.

      Section 7.3. Taxes Excluded. The indemnity provided for in Section 7.2 shall not extend to any of the following:

          (a) as to any Tax Indemnitee, Taxes imposed by any taxing authority of or in the United States on, based on, or measured by or with respect to the gross or net income or receipts of such Tax Indemnitee or any Affiliate thereof (including any minimum or alternative minimum Taxes and any Taxes on or measured by items of tax preference but excluding any sales, use, license, property, value added (subject to clause (c) below) or rental Taxes);

          (b) as to any Tax Indemnitee, Taxes imposed by any taxing authority of or in the United States on, based on, measured by or with respect to capital or net worth or similar Taxes to the extent that such Taxes do not exceed the Taxes that would have been imposed had the Tax Indemnitee not entered into the Operative Agreements;

          (c) as to any Participant, United States Federal value added taxes in the nature of or in lieu of any income tax;

          (d) as to any Tax Indemnitee, Taxes imposed with respect to the Facility after the earliest of (1) the return of possession of the Facility and the ClO2 Facility to the Owner Participant or the placement of such Facility and the ClO2 Facility in storage at the request of the Owner Participant, in either case pursuant to Section 16 of the Facility Lease covering the Facility and the ClO2 Lease, (2) the termination of the Term under the ClO2 Lease pursuant to Section 19(f) of the Facility Lease with respect to the Facility and the Term under the ClO2 Lease pursuant to
     Section 14(c) of the ClO2 Participation Agreement, or (3) the discharge in full of the Lessee's obligation to pay the Termination Value or the Casualty Value and all other amounts due, if any, under Section 13 of the Facility Lease and Section 13 of the ClO2 Lease; provided, that the exclusion set forth in this clause (d) shall not apply to Taxes to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with such time

(including, without limitation, Taxes imposed after such time by reason of ownership of the Facility prior to such time);

     (e) as to any Tax Indemnitee, Taxes to the extent such Taxes arise directly out of or are directly caused by any breach by such Tax Indemnitee of any of its representations, warranties or covenants in any of the Operative Agreements, or the gross negligence or willful misconduct of such Tax Indemnitee;

     (f) as to any Tax Indemnitee, any Taxes to the extent such Taxes result from the failure of such Tax Indemnitee to file tax returns, reports or statements properly and on a timely basis (unless such failure is related to the failure of the Lessee to perform properly and on a timely basis its obligations under Section 7.8);

     (g) as to any Tax Indemnitee, Taxes which become payable as a result of a sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Tax Indemnitee of all or any portion of its interest in the Leased Property or any part thereof, the Trust Estate or any of the Operative Agreements or rights created thereunder, including, without limitation, a revocation of the Trust Agreement, other than a disposition which occurs as the result of the exercise of remedies for a Lease Event of Default, any disposition which occurs in connection with the occurrence and continuance of a Lease Event of Default or a purchase of the Facility pursuant to the Facility Lease;

     (h) as to any Tax Indemnitee, Taxes, to the extent such Taxes imposed by any jurisdiction would not have been imposed on such Tax Indemnitee but for activities of such Tax Indemnitee in such jurisdiction unrelated to the transactions contemplated by the Operative Agreements and the ClO2 Operative Agreements;

     (i) as to the Indenture Trustee or the holder of a Note (or any successor indebtedness), any Tax in the nature of an intangible or similar Tax imposed upon or with respect to the value of its interest in the Notes (or any successor indebtedness) by any taxing authority unless such Tax would not have been imposed on the value of any other Notes held by the Indenture Trustee or the holder of a Note;

     (j) as to the Owner Trustee or the Indenture Trustee, Taxes which are based on or measured by its fees or compensation;

          (k) as to any Tax Indemnitee, penalties, interest or additions to tax (including those related to estimated tax payments) to the extent imposed as a result of Taxes which are excluded from indemnification hereunder; and

          (l) as to any Tax Indemnitee, any foreign Taxes imposed with respect to the Facility or any portion or part thereof, or the transactions contemplated by the Operative Agreements or the ClO2 Operative Agreements, unless such Taxes result from the use, registration, or location of the Facility or the ClO2 Facility or any portion or part thereof, or the incorporation, organization or location of a user, lessee or assignee (whether or not in possession) of the Facility or the ClO2 Facility or any portion or part thereof (other than the Lessor, the Owner Participant or any Affiliate or assignee thereof), in, or any payment in respect thereof being made by the Lessee or any Affiliate thereof from, the foreign jurisdiction imposing such Taxes.

     Section 7.4. All Tax Obligations in this Section, Etc. Notwithstanding any
                  ----------------------------------------
other provision anywhere contained in the Operative Agreements, it is understood that all of the Lessee's obligations with respect to Taxes are set forth in this
Section 7 and in the Tax Indemnity Agreement.

     Section 7.5. Payments to Lessee. (a) If any Tax Indemnitee shall realize a
                  ------------------
Tax benefit (net of any Tax detriment not otherwise paid or indemnified against by the Lessee hereunder) as a result of any Taxes paid or indemnified against by the Lessee under this Section 7 (whether by way of deduction, credit, allocation or apportionment or otherwise), such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such Tax benefit, increased by the Tax Indemnitee's additional saved Taxes attributable to the payment being made to the Lessee hereunder.

     (b) Upon receipt by a Tax Indemnitee of a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such refund plus any interest received by or credited to such Tax Indemnitee with respect to such refund increased or decreased, as the case may be, by the Tax Indemnitee's net additional or saved taxes attributable to the receipt of such amounts from the taxing authority and the payment being made to the Lessee hereunder.

     (c) If at the time a payment described in Section 7.5(a) or (b) hereof shall be due to the Lessee a Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Lease Default or Lease Event of Default shall have been cured.

     (d) The aggregate of all amounts paid by a Tax Indemnitee to the Lessee pursuant to this Section 7.5 shall in no case exceed the sum of all amounts paid to such Tax Indemnitee by the Lessee, other than contest costs, plus amounts payable to the Lessee under clause (b) of this Section 7.5.

     Section 7.6. Procedures. The Lessee will endeavor in good faith to
                  ----------
determine and timely pay to the applicable authority all Taxes which it will be obligated to indemnify under this Section 7 except those that the Lessee intends to contest pursuant to Section 7.7. Any amount payable to a Tax Indemnitee pursuant to Section 7.2 shall be paid within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to the later of (i) the date on which such Taxes are paid or payable (including without limitation by a reduction of a refund with respect to unindemnified Taxes), or (ii) in the case of amounts which are being contested pursuant to
Section 7.7 hereof, the time such contest (including all appeals) is finally resolved. Any amount payable to the Lessee pursuant to Section 7.5 shall be paid promptly after a Tax Indemnitee realizes a net tax benefit or receives a refund giving rise to a payment under Section 7.5, and shall be accompanied by a written statement by such Tax Indemnitee setting forth in reasonable detail the basis for computing the amount of such payment. Such statement shall be final, binding and conclusive upon the parties unless within 15 days following the Lessee's receipt of any computation from such Tax Indemnitee, the Lessee requests that an independent nationally recognized accounting firm selected by such Tax Indemnitee and reasonably acceptable to the Lessee determine whether such computations of such Tax Indemnitee are correct. Such accounting firm shall be requested to make the determination contemplated by this Section 7.6 within 30 days of its selection. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information necessary to permit it to accomplish such determination (other than income tax returns). The computations of such accounting firm shall be final, binding and conclusive upon the parties, and the Lessee shall have no right to inspect the books, records or tax returns of any Tax Indemnitee to verify such computation or for any other purpose. All fees and expenses of the accounting firm payable under this Section 7.6 shall be borne by the Lessee; provided, however, that such fees and expenses will be paid by the Tax Indemnitee if the verification results in an adjustment in the Lessee's favor of ten percent or more of the indemnity payment or payments computed by the Tax Indemnitee.

     Section 7.7 Contest. If a written claim is made against a Tax Indemnitee
                 -------
for Taxes with respect to which the Lessee may be liable for indemnity hereunder, the Tax Indemnitee shall give the Lessee prompt notice in writing of such claim (and in any event within 30 days after its receipt) and shall promptly furnish the Lessee with copies of the claim and all other writings received from the taxing authority relating to the claim; provided however, that the failure of such Tax Indemnitee timely to provide such written notice shall not affect the Lessee's obligations under this except to the extent that the same precludes the Lessee from contesting such Taxes.
The Tax Indemnitee shall not pay such claim prior to the 30 days after providing the Lessee with such written notice, unless required to do so by law or unless deferral of payment would cause adverse consequences to the Tax Indemnitee. The Tax Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if requested in writing by the Lessee, contest (including pursuing all appeals permitted hereby) in the name of the Tax Indemnitee (or, if requested by the Lessee and permissible as a matter of law, in the name of the Lessee or an Affiliate), or shall permit or, at such Tax Indemnitee's election, require the Lessee to contest in either the name of the Lessee or an Affiliate or with the Tax Indemnitee's consent (not to be unreasonably withheld), in the name of the Tax Indemnitee the validity, applicability or amount of such Taxes by,

          (a) resisting payment thereof if practical;

          (b) not paying the same except under protest if protest is necessary and proper;

          (c) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; or

          (d) taking such other reasonable action as is reasonably requested by the Lessee from time to time.

provided, however, that if the contest is carried on in the name of the Lessee
-----------------
or an Affiliate, or is being brought by the Lessee in the name of the Tax Indemnitee, such contest shall be undertaken by the Lessee, at the Lessee's expense and at no after-tax cost to the Tax Indemnitee, unless at such time the Tax Indemnitee determines in its reasonable good faith judgment that either (x) such claim is not severable from other Taxes in dispute before the same taxing authority without adversely affecting the Tax Indemnitee with respect to such other Taxes or the resolution of the dispute or (y) based upon the Lessee's conduct of such contest, the Lessee's continued control of such contest is reasonably likely to have a material adverse impact on the Tax Indemnitee in which case the Tax Indemnitee shall conduct such contest.

     In no event shall any Tax Indemnitee be required or the Lessee be permitted to contest any Taxes for which the Lessee is obligated to indemnify pursuant to this Section 7 unless: (1) such Lessee shall have acknowledged its liability to such Tax Indemnitee for an indemnity payment pursuant to this Section 7 as a result of such claim if and to the extent such Tax Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim provided, however, that such acknowledgment shall be of no force or effect to the extent that such contest is resolved on a basis that clearly demonstrates that, without such acknowledgment pursuant the terms of this Agreement, the Lessee would not otherwise be liable to the Tax Indemnitee for the Tax so contested; (2) such Tax Indemnitee shall have received the opinion of independent tax counsel selected by such Tax Indemnitee and satisfactory to the Lessee furnished at Lessee's sole expense, to the effect that a reasonable basis exists for contesting such claim or, in the event of an appeal, that it is more likely than not that an appellate court will reverse or substantially modify the adverse determination (and provided that no appeal shall be required to the United States Supreme Court);
(3) the Lessee shall have agreed to pay such Tax Indemnitee on demand (and at no after-tax costs to such Tax Indemnitee) all reasonable costs and expenses that such Tax Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to the Taxes);
(4) no Lease Default or Lease Event of Default shall have occurred and shall have been continuing; (5) such Tax Indemnitee shall have determined that the action to be taken will not result in any substantial danger of sale, forfeiture or loss of, or the creation of any Lien (except if such Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) on the Leased Property or ClO2 Leased Property or any portion thereof or any interest therein; (6) the amount of such claims alone, or, if the subject matter thereof shall be of a continuing or recurring nature, when aggregated with identical potential claims with respect to this transaction shall be at least $25,000; (7) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required (and at no after-tax costs to the Tax Indemnitee); and (8) such claim or liability does not involve the possibility of criminal sanctions or liability to such Tax Indemnitee. The Lessee shall cooperate with the Tax Indemnitee with respect to any contest controlled and conducted by the Tax Indemnitee and the Tax Indemnitee shall consult with the Lessee regarding the conduct of such contest and in furtherance of the foregoing, the Lessee shall have the right to attend any proceeding to the extent relating to matters for which it is obligated to indemnify hereunder but shall not be permitted to actively participate in any discussion. The Tax Indemnitee shall not discriminate against any proposed adjustment due to its indemnified nature as compared with other proposed adjustments involving potential tax liability of the Tax Indemnitee and shall not, without the written consent of the Lessee, settle such proposed adjustment. The Tax Indemnitee shall cooperate with the Lessee with respect to any contest controlled and conducted by the Lessee and the Lessee shall consult with the Tax Indemnitee regarding the conduct of such contest. The Tax Indemnitee shall have the right to attend any proceeding to the extent relating to matters for which it may be indemnified hereunder but shall not be permitted to actively participate in any discussion.

     Notwithstanding anything contained in this Section 7.7 to the contrary, no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing or recurring nature and shall have previously been decided adversely to the Tax Indemnitee pursuant to the contest provisions of this Section 7.7 unless there shall have been a change in the law (including, without limitation, amendments to statutes or regulations, administrative rulings or court decisions) enacted, promulgated or effective after such claim shall have been so previously decided, and such Tax Indemnitee shall have received an opinion of independent tax counsel selected by such Tax Indemnitee and reasonably satisfactory to Lessee, furnished at the Lessee's sole expense, to the effect that such change is favorable to the position which such Tax Indemnitee or the Lessee, as the case may be, had asserted in such previous contest and as a result of such change, there is a reasonable basis to contest such claim.

     Section 7.8. Reports. In the event any reports with respect to Taxes are
                  -------
required to be made, the Lessee will either prepare and file such reports (and in the case of reports which are required to be filed with respect to the Facility, such reports shall be prepared and filed in such manner as to show as required the interests of each Tax Indemnitee in such Facility) or, if it shall not be permitted to file the same, it will notify each Tax Indemnitee of such reporting requirements, prepare such reports in such manner as shall be satisfactory to each Tax Indemnitee and deliver the same to each Tax Indemnitee within a reasonable period prior to the date the same is to be filed. The Lessee's obligations pursuant to the previous sentence shall be subject to Lessee's knowledge (having made good faith and reasonable efforts to inform itself) of the necessary reports; provided, however that a Tax Indemnitee's failure to file any report as a result of the Lessee's failure to provide such report shall not subject the Tax Indemnitee to the exclusion in Section 7.3 (f) hereof. The Lessee shall provide such information as the Owner Participant or the Owner Trustee may reasonably require from the Lessee to enable the Owner Participant and the Owner Trustee to fulfill their respective tax filing, tax audit, and tax litigation obligations.

     Section 7.9. Survival. The provisions of this Section 7 shall continue in
                  --------
full force and effect, notwithstanding the expiration or termination of any Operative Agreement, until all obligations hereunder have been met and all liabilities hereunder paid in full.

                                 ARTICLE VIII.

           INDEMNITIES OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT
           ----------------------------------------------------------

     Each of Wilmington Trust Company and the Owner Participant (referred to in this Section as the "Indemnitors") hereby severally agrees for the benefit of
                     -----------
the other Indemnitor, the Indenture Trustee and the Note Purchasers (referred to in this Section as the "Indemnitees") that at all times the Trust Estate shall
                        -----------
be free of any Lien arising as a result of claims against such Indemnitor not related to the transactions contemplated by the Operative Agreements and to such Indemnitor's interest in the Trust Estate (except Permitted Encumbrances other than Lessor's Liens attributable to such Indemnitor) and that such Indemnitor will at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lien, provided that no such Lien need be discharged so long as it is being contested by Permitted Contest. Each Indemnitor further agrees to indemnify and hold harmless the Indemnitees from and against any costs or expenses (including legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such Lien.

     Each Indemnitor hereby severally agrees for the benefit of the Lessee that at all times the Leased Property under the Facility Lease shall be free of any Lien which impairs the right, title or interest of the Lessee under the Facility Lease and which arises as a result of claims against such Indemnitor not related to the transactions contemplated by the Operative Agreements and to such Indemnitor's interest in such Leased Property, except Permitted Encumbrances (other than Lessor's Liens attributable to such Indemnitor), and that such Indemnitor will at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lien, provided that no such Lien need be discharged so long as it is being contested by Permitted Contest; and such Indemnitor further agrees to indemnify and hold harmless the Lessee from and against any costs or expenses (including legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such Lien which impairs the right, title or interest of the Lessee under the Facility Lease, except Permitted Encumbrances (other than Lessor's Liens attributable to such Indemnitor).

     The agreements of Wilmington Trust Company in this Section 8 are made in its individual capacity and not as Owner Trustee, notwithstanding the provisions of Section 14.8(b) or any similar provision of any other Operative Agreement.

                                  ARTICLE IX.

                                 INDEMNIFICATION
                                 ---------------

     Section 9.1. General Indemnity. The Lessee hereby agrees, whether or not
                  -----------------
any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless, on an after tax basis and at no after tax cost to the Indemnified Party, each Indemnified Party from and against any and all liabilities, obligations, losses, damages, Environmental Claims, penalties, claims (including claims by any employee of the Lessee or the ClO2 Lessee or the Seller or any of their respective contractors), actions, suits and related costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (for purposes of this Section 9 collectively called "Expenses"), imposed on, asserted against or incurred by any Indemnified Party as a result of claims threatened or asserted against such Indemnified Party in any way relating to or arising out of (i) this Agreement and the other Operative Agreements, including the Notes and the offering or sale thereof and the ClO2 Operative Agreements, (ii) the construction, installation, ownership, delivery, lease, sublease, possession, use, operations or condition of the Leased Property and the ClO2 Leased Property under the Facility Lease and the ClO2 Lease (including, without limitation, latent and other defects, whether or not discoverable by the Indemnified Party or the Lessee, and any claim for patent, trademark or copyright infringement and any claim arising under the strict liability doctrine in tort) the ClO2 Facility or the ClO2 Site, (iii) the sale or other disposition of the Leased Property under the Facility Lease, the ClO2 Leased Property under the ClO2 Lease or any portion thereof pursuant to Section 8, 13, or 15 or 19 of such Facility Lease, Section 8, 13, or 15 of the ClO2 Lease or Section 14 of the ClO2 Participation Agreement, or (iv) without limitation of the foregoing and for the avoidance of doubt, the James River Easement, the James River Agreement, the Railway License and the County Road Documents, except only that the Lessee shall not be required to indemnify any Indemnified Party pursuant to this
Section 9 for (A) any Taxes or other impositions, and (B) Expenses resulting from the willful misconduct, gross negligence or willful breach of contract of such Indemnified Party. If any Indemnified Party shall have knowledge of any claim or liability hereby indemnified against it shall give prompt written notice thereof to the Lessee; provided, however, that the failure of such Indemnified Party to give such notice shall not relieve the Lessee of any of its obligations hereunder except to the extent the same causes the Lessee's indemnification obligations to exceed the obligations of the Lessee had the Lessee received such notice.

     Section 9.2. Payments, Survival and other Provisions. All amounts payable
                  ---------------------------------------
by the Lessee pursuant to this Section 9 shall be payable directly to the parties entitled to indemnification. All the indemnities contained in this
Section 9 shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement, the Facility Lease or any other Operative Agreement and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party. The Lessee's obligations under this
Section 9 shall be that of primary obligor irrespective of whether the Indemnified Party shall also be indemnified with respect to the same matter under any other agreement by any other Person.

     Section 9.3. No Guarantee of Residual Value or Notes. The indemnities and
                  ---------------------------------------
assumptions of liabilities set forth in this Section 9 do not guarantee a residual value of the Facility or guarantee the payment of the Notes; provided that the foregoing shall not limit the provisions of Section 12(b) of the Facility Lease.

                                   ARTICLE X.

                              TRANSACTION ECONOMICS
                              ---------------------

     The Periodic Rent, Casualty Value, Termination Value and Early Purchase Price for the Facility being purchased on the Closing Date shall be as set forth in the form of Facility Lease attached hereto as Exhibit C.

                                  ARTICLE XI.

                 RESTRICTIONS ON TRANSFER OF BENEFICIAL INTEREST
                 -----------------------------------------------

     The Owner Participant agrees that it shall not sell, convey, assign, pledge, mortgage encumber or otherwise transfer any of its Beneficial Interest and further agrees that the obligations under the Owner Participant Guaranty shall not be transferred, in each case prior to the expiration or earlier termination of the Term of the Facility Lease, unless:

     (a) The Person to whom such transfer is to be made (a "Transferee") is not
                                                            ----------
subject at the time of the transfer to an Insolvency Proceeding and is an "affiliated company" or a "qualified investor" or any other Person agreeable to each Note Purchaser and the Lessee as evidenced by their respective prior written consents delivered to the Owner Participant or Owner Participant Guarantor, as applicable. The term "affiliated company" shall mean any company (the "Parent") owning, directly or indirectly, not less than 80% of the Voting
      ------
Stock of the Owner Participant or the Owner Participant Guarantor, any company (the "Holding Company") owning, directly or indirectly, not less
      ---------------
than 80% of the Voting Stock of the Parent, and any company not less than 80% of the Voting Stock of which is owned, directly or indirectly, by the Holding Company, the Parent or such Owner Participant or Owner Participant Guarantor or any entity with which such Owner Participant or Owner Participant Guarantor merges or consolidates or which acquires substantially all of its assets. The term "qualified investor" means any Person existing under the laws of the United States of America or any jurisdiction thereof which is an institutional investor, which, so long as no Lease Default under clause (i), (ii), (vi),
(vii), (viii) or (ix) of Section 15(a) of the Facility Lease or any Lease Event of Default shall have occurred and be continuing, is not a Disqualified Assignee (as defined below), and which (in the case of any banking institution or insurance company) has capital, surplus and undivided profits (or the equivalent) of at least U.S.$50,000,000 or (in the case of any other transferee) has a net worth of at least U.S.$50,000,000; provided that, such Transferee may have a capital, surplus and undivided profits or net worth, as the case may be, of less than U.S.$50,000,000 if all of the capital stock and other Securities of such Transferee are owned by a Person that would constitute a permitted transferee hereunder and such Person guarantees, or, in the case of a transfer by the Owner Participant where the Owner Participant Guarantor remains the same Person as before such transfer, such Person continues to guaranty the obligations of such transferee of the Owner Participant, under the Operative Agreements by instrument in substantially the form of the Owner Participant Guaranty or otherwise satisfactory to the Owner Trustee, each other Participant and the Lessee. "Disqualified Assignee" means a Person engaged, as a material part of its business, in activities in the forest products industry, excluding a Person engaged in such activities solely as a result of passive investments (including the temporary ownership of manufacturing facilities as a result of the exercise of such Person's remedies in connection with such investments).

     (b) The Indenture Trustee, the Note Purchasers and the Lessee shall have received 20 days' prior written notice of such transfer specifying the name and address of any proposed transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 11.

     (c) Such Transferee enters into an agreement or agreements in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Note Purchasers whereby, in the case of a transfer by the Owner Participant, such Transferee confirms that it shall be deemed a party to this Agreement, and each other Owner Participant Agreement, and in the case of a transfer by the Owner Participant Guarantor, such Transferee confirms that it is party to the Owner Participant Guaranty, and agrees to be bound by all the terms of, and to undertake all of the obligations and liabilities of the transferring Owner Participant or Owner Participant Guarantor, as applicable, contained in, the Owner Participant Agreements or the Owner Participant Guaranty, if applicable, to the extent of the interest transferred and in which the Transferee shall make representations and warranties comparable to those of the Owner Participant or Owner Participant Guarantor contained herein and in the other Owner Participant Agreements or, as applicable, in the Owner Participant Guaranty.

     (d) An opinion of counsel of the Transferee (which counsel shall be reasonably acceptable to the Lessee and the Note Purchasers), confirming (i) the existence, power and authority of, and due authorization, execution and delivery of all relevant documentation by, the Transferee (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact), and (ii) that each agreement referred to in subparagraph (c) above is the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with the terms thereof (subject to customary qualifications as to bankruptcy and equitable principles), shall be provided, prior to such transfer, to the Lessee, the Note Purchasers and the Indenture Trustee, which opinion shall be in form and substance reasonably satisfactory to each of them.

     (e) After giving effect to such transfer, there shall not be more than two Owner Participants in the aggregate.

     (f) All fees, expenses and charges of the parties hereto (including, without limitation, legal fees and expenses of special counsel) incurred in connection with each transfer of such Beneficial Interest shall be paid by the Owner Participant or the Owner Participant Guarantor, as applicable.

     (g) Such transfer does not involve the use of an amount which constitutes assets of an employee benefit plan (other than a governmental plan exempt from the coverage of under ERISA) or such Transferee makes the representation regarding the source of funds contained in Section 3.5(c) hereof.

     (h) After giving effect to such transfer, no Indenture Default attributable to any Owner Participant, any Owner Participant Guarantor or the Owner Trustee shall have occurred and be continuing.

     (i) The Owner Participant or Owner Participant Guarantor, as applicable, shall deliver to the Lessee, the Owner Trustee, the Note Purchasers and the Indenture Trustee, an Officer's Certificate certifying as to compliance with the transfer requirements contained herein.

     (j) Any such purported transfer of Beneficial Interest under this Agreement shall be deemed to be null and void unless a similar transfer of the same percentage interest to the same transferee is made simultaneously under and as defined in the ClO2 Participation Agreement.

     Upon any such transfer, (i) except as the context otherwise requires, such Transferee shall be deemed the "Owner Participant" or "Owner Participant Guarantor", as the case may be, for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Owner Participant or Owner Participant Guarantor, as applicable, to the extent of the interest transferred hereunder and under each other Owner Participant Agreement, and, except as the context otherwise requires, each reference in this Agreement and each other Operative Agreement to the "Owner Participant" or "Owner Participant Guarantor", as the case may be, shall thereafter be deemed to include such Transferee for all purposes to the extent of the interest transferred, (ii) the transferor shall be released from all obligations hereunder and under each other Owner Participant Agreement and, if applicable, under the Owner Participant Guaranty, or by which such transferor is bound to the extent such obligations are expressly assumed by a Transferee, and (iii) in the event of a transfer by the Owner Participant to a Transferee that is a qualified investor (whether or not an affiliated company) having capital surplus and undivided profits or net worth, as the case may be, of $50,000,000, any Owner Participant Guarantor prior to such transfer shall be released from all obligations under the Owner Participant Guaranty, and under the other Operative Agreements; and provided, further, that in no event shall any such transfer or assignment waive or release the transferor, or the Owner Participant Guarantor prior to transfer in the case referred to in clause (iii) of this paragraph, from any liability on account of any breach of any of its representations, warranties, covenants or obligations set forth in the Owner Participant Agreements or the Owner Participant Guaranty, if applicable, or for any fraudulent or willful misconduct. Any transfer or assignment of the Beneficial Interest in violation of this Section 11 shall be void and of no effect. No consent of the Lessee otherwise required hereunder shall be required if any Lease Event of Default shall have occurred and be continuing. Notwithstanding any transfer, the transferor Owner Participant or Owner Participant Guarantor, as the case may be, shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under any Operative Agreements and also shall remain liable to the extent provided in the Operative Agreements, for facts, circumstances, acts or omissions that occurred prior to or contemporaneously with such transfer.

     Notwithstanding anything to the contrary contained herein, each of the Owner Participant and Owner Participant Guarantor shall not mortgage, pledge, assign or otherwise hypothecate the Beneficial Interest, or any portion thereof, as collateral security.

                                  ARTICLE XII.

                           LESSEE ASSUMPTION OF NOTES
                           --------------------------

     Section 12.1. Assumption. (a) In the event that the Lessee shall have
                   ----------
elected to assume the rights and obligations of the Owner Trustee under the Indenture and the Notes in connection with the purchase by the Lessee of the Facility and termination of the Facility Lease pursuant to Section 19(f) thereof, the Lessee shall so notify the Indenture Trustee, each holder of a Note and each holder of a ClO2 Note and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing on the purchase date and date of assumption (the "Assumption Date") specified in such notice, which date shall
                    ---------------
be not less than 30 nor more than 60 days after the date of the Indenture Trustee's receipt of such notice, upon delivery to the Indenture Trustee of the documents referred to below (provided, however, that such assumption shall be
                             --------  -------
null and void unless the ClO2 Lessee has simultaneously made the corresponding assumption under the ClO2 Operative Documents), the Lessee shall assume all of the rights and obligations of the Owner Trustee under the Indenture and under the Notes then outstanding and in connection therewith (and as a condition thereto) Lessee shall satisfy, or cause to be satisfied the following conditions precedent:

          (i) (A) Lessee shall enter into an instrument of assumption (the "Assumption Agreement") pursuant to which the Lessee irrevocably and
      -------------------- unconditionally assumes and undertakes, with full recourse to the Lessee, the Owner Trustee's obligations (the "Assumed
                                                                   -------
     Obligations") with respect to principal, interest and all other amounts
     -----------
     (including, without limitation, the Make-Whole Amount) payable to the holders of the Notes or the Indenture Trustee under the Notes, the Indenture and the Participation Agreement and which incorporates therein events of default substantially similar in scope and effect to those set forth in the Facility Lease (and eliminating those no longer relevant with respect to the Owner Participant) and covenants substantially similar to the covenants of the Lessee under the Facility Lease, and (B) if requested by a Majority in Interest, the Lessee shall also issue, and the Indenture Trustee shall also authenticate, new Notes evidencing such assumption and the full recourse nature of the Lessee's obligations thereunder;

          (ii) Lessee shall also enter into a deed of trust, given by the Lessee, in form and substance satisfactory to the holders of the Notes and the holders of the ClO2 Notes, covering the Site and the Facility and such other instruments and documents (including, without limitation, Uniform Commercial Code financing statements) as may be necessary (or reasonably requested by a

     Majority in Interest, the Required Lenders or the Indenture Trustee) for the security interest of the Indenture Trustee in the Facility and in the other rights, property and interests included in the Indenture Estate to continue to be (or in the case of such deed of trust to be) perfected and duly recorded in all places necessary or, in the reasonable opinion of a Majority in Interest or the Required Lenders, advisable;

          (iii) Lessee shall deliver to each of the holders of the Notes and each of the holders of the ClO2 Notes an insurance report dated the Assumption Date of an independent insurance broker and the certificates of insurance, each in form and substance reasonably satisfactory to the holders of the Notes and the Indenture Trustee as to the due compliance as of the Assumption Date with the terms of Section 7 of the Facility Lease (as incorporated into the Assumption Agreement and as relates to the holders of the Notes, the holders of the ClO2 Notes and the Indenture Trustee);

          (iv) Lessee shall deliver to each of the holders of the Notes and each of the holders of the ClO2 Notes evidence that as of the Assumption Date the Lessee has good title to the Facility and the Site free and clear of all Liens other than the Lien of, and the security interest created by, the Indenture, the deed of trust referred to in clause (ii) above, the Facility Lease and other Permitted Encumbrances (other than Lessor's Liens);

          (v) Lessee shall deliver to each of the holders of the Notes and each of the holders of the ClO2 Notes a certificate from the Lessee that no Lease Default or Lease Event of Default shall have occurred and be continuing as of the Assumption Date;

          (vi) Lessee shall deliver to each of the holders of the Notes and each of the holders of the ClO2 Notes an opinion (or opinions) of counsel to the Lessee reasonably satisfactory to the holders of the Notes, the holders of the ClO2 Notes and the Indenture Trustee in form and substance reasonably satisfactory to the holders of the Notes, the holders of the ClO2 Notes and the Indenture Trustee, addressed to the Note Purchasers, the holders of the ClO2 Notes and the Indenture Trustee and dated the Assumption Date, with customary qualifications, to the effect that (A) the execution, delivery and performance of the Assumption Agreement, the deed of trust referred to in paragraph (ii) of this Section 12.1 and all other instruments and documents executed and delivered by the Lessee in connection with the assumption of the obligations contemplated by this Section 12.1 or otherwise necessary for the continued perfection of the security interests referred to in clause (ii) above have, in each instance, been duly authorized by all necessary action, and duly executed and delivered; (B) the Assumption Agreement, such deed of trust and all such other documents and instruments referred to above are legal, valid and binding obligations of the Lessee enforceable in accordance with their terms (with customary qualifications); (C) execution and delivery by the Lessee of the Assumption Agreement and all such other documents and instruments referred to above do not and will not contravene any provision of the Lessee's certificate of incorporation or by-laws or any law or regulation applicable to the Lessee or any agreement, mortgage or instrument known to such counsel to which the Lessee is a party or by which the Lessee is bound; (D) after giving effect to the transactions contemplated by the Assumption Agreement, the respective Liens of the Indenture and each such deed of trust continue to constitute valid and duly perfected Liens on the Collateral described therein; and (E) to such further effect with respect to such other matters (including, without limitation, any matters included in the opinion delivered on the Closing Date pursuant to Section 4.1(f) of this Agreement, to the extent such matters are relevant at the time of the assumption contemplated by this Section 12.1) as a Majority in Interest or the Required Lenders may reasonably request;

          (vii) Lessee shall deliver to each holder of the Notes and each holder of the ClO2 Notes such other documentation or evidence reasonably requested by a Majority in Interest or the Required Lenders (in form and substance reasonably satisfactory to the holders of the Notes, the holders of the ClO2 Notes and the Indenture Trustee), including amendments to the Operative Agreements, to give effect to the foregoing and in order to establish the authority of the Lessee, the Owner Trustee, the Indenture Trustee and the Owner Participant to consummate the transactions contemplated by the assumption and the taking of all corporate proceedings in connection therewith.

     (b) It shall be a condition of any transaction contemplated by Section 12.1(a) that such instruments as the Owner Trustee or the Owner Participant may reasonably request, prepared at the sole cost and expense of the Lessee, evidencing the release and discharge of the Owner Trustee from any liability on or with respect to the Notes or the Indenture or the Deed of Trust (other than liabilities accrued prior to the date of the assumption) and discharging the Lien of the Indenture Trustee upon the purchase price of the Facility being distributed to the Owner Trustee, shall be delivered to the Owner Trustee.

     Section 12.2. No Other Assumption; Payment of Expenses. Neither the Lessee
                   ----------------------------------------
nor any other Person may assume the Notes except pursuant to and in accordance with the provisions of Section 12.1. Lessee shall pay all reasonable costs and expenses

(including counsel's reasonable fees and disbursements) of the Owner Trustee, the Participants, the holders of the ClO2 Notes and the Indenture Trustee in connection with the consummation of the transactions contemplated by Section 12.1.

                                 ARTICLE XIII.

                              REFINANCING OF NOTES
                              --------------------

     So long as no Lease Default or Lease Event of Default shall be in existence and the ClO2 Lessee shall be simultaneously exercising its right under Section 13 of the ClO2 Participation Agreement corresponding hereto, and so long as Lessee has not given notice of its election to purchase under Section 19 of the Facility Lease, the Lessee shall have the right not more than twice during the Term of the Facility Lease to request the Owner Participant and the Owner Trustee to effect an optional prepayment of all, and not less than all, of the Notes pursuant to Section 2.10(e) of the Indenture as part of a refunding or refinancing operation. As soon as practicable after receipt of such request, the Owner Participant and the Lessee will enter into an agreement, in form and substance reasonably satisfactory to the parties thereto, as to the terms of such refunding or refinancing as follows:

          (a) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering), in form and substance reasonably satisfactory to the parties thereto, providing for (i) the issuance and sale by the Owner Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 13, the "Refunding Date"), such date to be the same date specified as the Refunding
      --------------
     Date under Section 13 of the ClO2 Participation Agreement, of debt Securities in an aggregate principal amount (in the lawful currency of the United States) equal to the principal amount of the Notes outstanding on the Refunding Date plus, at the discretion of the Lessee, but subject to the rights of Owner Participant set forth in the provisions following clause (h) of this Section, the accrued and unpaid interest thereon and underwriting fees, having the same maturity date as said Notes and having a weighted average life to maturity which is not less than or greater than the remaining weighted average life to maturity of said Notes (in each case calculated in accordance with standard financial practice) by more than three months, (ii) the application of the proceeds of the sale of such debt Securities to the prepayment of all such Notes on the Refunding Date, and
     (iii) payment by Lessee to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest, or any Make-Whole Amount or other premium, if any, payable on such Refunding Date;

     (b) the Lessee and the Owner Trustee will amend the Facility Lease such that (i) if the Refunding Date is not a Rent Payment Date and the accrued and unpaid interest on the Notes is not otherwise paid pursuant to clause (a) above, the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Periodic Rent as shall equal the aggregate interest accrued on the Notes outstanding to the Refunding Date, (ii) Periodic Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred, provided that the net present value of Periodic Rent shall be minimized to the extent consistent therewith, and (iii) amounts payable in respect of Casualty Value and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred (it being agreed that any recalculations pursuant to subclauses (ii) and (iii) of this clause (b) shall be performed in accordance with the requirements for the adjustment in Periodic Rent contained in Section 4(f) of the Facility Lease);

     (c) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt Securities issued by the Owner Trustee pursuant to clause (a) above in like manner as the Notes and/or will enter into such amendments and supplements to the Indenture and the Deed of Trust as may be necessary to effect such refunding or refinancing, which agreements, amendments and/or supplements shall be reasonably satisfactory in form and substance to the Owner Participant and the Lessee; provided that, notwithstanding the foregoing (but subject to the provisions of clause (a) above), the Lessee reserves the right to set the economic terms and other terms not customarily negotiated between an Owner Participant and a lender of the refunding or refinancing transaction to be so offered; provided, further, that no such amendment or supplement will increase the obligations or have any adverse impact on the rights of the Owner Participant under the Operative Agreements without the consent of the Owner Participant;

     (d) in the case of a refunding or refinancing involving a public offering of debt Securities, neither the Owner Trustee nor the Owner Participant shall be the "issuer" for Securities law purposes, the offering materials (including any registration statement) for the refunding or refinancing transaction shall be reasonably satisfactory to the Owner Participant and the Lessee shall provide satisfactory indemnity to the Owner Trustee and the Owner Participant with respect thereto;

          (e) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Owner Trustee as Supplemental Rent an amount equal to the Make-Whole Amount or other premium, if any, payable in respect of Notes outstanding on the Refunding Date, and all reasonable fees, costs and expenses of such refunding or refinancing;

          (f) the Lessee shall give the Indenture Trustee not less than 25 days prior written notice of the Refunding Date;

          (g) the Owner Participant, the Owner Trustee and the Indenture Trustee shall have received (i) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act of 1933, as amended, and any other applicable law relating to the sale of Securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with compliance with the terms and conditions of this
     Section 13; and

          (h) all necessary authorizations, approvals and consents shall have been obtained;

provided, however, that the Lessee will, to the extent then known, promptly
--------  -------
provide to the Owner Participant, the Owner Trustee and the Indenture Trustee substantially final terms and conditions of any such refunding or refinancing not less than 30 days prior to the execution and delivery of the documents contemplated hereunder in connection therewith; and provided, further, that (w) no refunding or refinancing of the Notes will be permitted unless simultaneously therewith the ClO2 Notes are refunded or refinanced by the ClO2 Lessee under
Section 13 of the ClO2 Participation Agreement, (x) no refunding or refinancing of the Notes will be permitted if within 30 days after receipt by the Owner Participant of a request from the Lessee to effect a refunding or refinancing pursuant to this Section 13 and of information regarding the terms of such refunding or refinancing necessary to render the opinion referred to below, the Owner Participant reasonably determines (which determination may, at the Owner Participant's election but at the Lessee's expense, be supported by a written opinion of independent tax counsel selected by the Owner Participant) that there will be a risk of adverse tax or other consequences (including, without limitation, a non-de minimis risk of materially adverse tax consequences resulting from the application of Section 467 of the Code and the Treasury Regulations thereunder or from the payment by the Lessee of Supplemental Rent referred to in clause (e) above) to the Owner Participant or the Owner Trustee resulting from the refunding or refinancing and gives notice of such determination in reasonable detail to the Lessee; (y) the Lessee shall pay to or reimburse the Participants, the Owner Trustee and the Indenture Trustee for all costs and expenses (including reasonable attorneys' fees) paid or incurred by them in connection with such refunding or refinancing; and (z) no refunding or refinancing of the Notes will be permitted if it shall cause the Owner Participant to account for the transaction contemplated hereby as other than a "leveraged lease" under the Financial Accounting Standards Board ("FASB") Statement No. 13, as amended (including any amendment effected by means of the adoption by FASB of a new statement in lieu of FASB Statement No. 13). The Owner Participant agrees to cooperate in good faith with the Lessee in effecting any such refunding or refinancing; provided that in no event, in connection with or after giving effect to, such refunding or refinancing shall the Owner Participant be exposed to any unindemnified non-de minimis risk (including tax risk) to which it is not exposed prior to such refunding or refinancing.

                  Notwithstanding the foregoing, if the Lessee shall fail to effectuate a refinancing pursuant to the requirements of this Section 13, including, without limitation, the payment of all amounts due and owing pursuant to Section 2.10(e) of the Indenture, or if the ClO2 Lessee fails to effectuate a refinancing of the ClO2 Notes pursuant to the requirements of Section 13 of the ClO2 Participation Agreement, the Facility Lease and the Indenture shall continue in full force and effect.

                                  ARTICLE XIV.

                                  MISCELLANEOUS
                                  -------------

     Section 14.1. Amendments. This Agreement may, from time to time and at any
                   ----------
time, be amended or supplemented, by an instrument or instruments in writing executed by the parties hereto; and further provided, that no such amendment or
                                    ----------------
supplement shall be effective unless consented to by the Required Lenders; provided, that no such amendment or supplement shall be effective unless the
--------
same amendment or supplement is being executed with respect to the corresponding provision of the ClO2 Participation Agreement or the ClO2 Lease.

     Section 14.2. Notices. All communications under this Agreement shall be in
                   -------
writing or by facsimile and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) upon receipt thereof, in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) upon confirmation of receipt thereof, in the case of notice by facsimile, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii) above, in each case addressed to the parties hereto at their addresses set forth beneath their respective signatures below (or in the case of the Note Purchasers on Schedule 1 hereto) or at such other place as any such party may designate by notice given in accordance with this Section 14.2 or in the case of the holders of the ClO2 Notes, as specified in Section 15.2 of the ClO2 Participation Agreement.

     Section 14.3. Survival. All warranties, representations and covenants made
                   --------
by any party herein or in any certificate or other instrument delivered by any party to any other party under this Agreement shall be considered to have been relied upon by such other party and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by such other party or on behalf of such other party. All statements in any such certificate or other instrument by the Owner Participant, the Owner Trustee or the Lessee or on behalf of the Owner Participant, the Owner Trustee or the Lessee under this Agreement shall constitute warranties and representations by the Owner Participant, the Owner Trustee, or, as the case may be, the Lessee hereunder.

     Section 14.4. Successors and Assigns. This Agreement shall be binding upon
                   ----------------------
and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns including each successive holder of the Beneficial Interest and each successive holder of any
Note issued and delivered pursuant to this Agreement or the Indenture whether or not an express assignment to any such holder of rights under this Agreement has been made.

     Section 14.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
                   -------------
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     Section 14.6. Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, each executed counterpart constituting an original but all together only one Agreement.

     Section 14.7. Headings and Table of Contents. The headings of the sections
                   ------------------------------
of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 14.8. Limitations of Liability.
                   ------------------------

     (a) Liabilities of the Participants. No Participant shall have any
         -------------------------------
obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to the Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

     (b) No Recourse to Wilmington Trust Company. It is expressly understood and
         ---------------------------------------
agreed by and between the Owner Trustee, Wilmington Trust Company, the Lessee, the Owner Participant, the Indenture Trustee, each Note Purchaser and any holder of the Notes and their respective successors and assigns that, subject to the proviso to this paragraph, this Agreement is executed by Wilmington Trust Company, not individually or personally but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such trustee, that each and all of the representations, warranties, undertakings and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, undertakings and agreements by Wilmington Trust Company or for the purpose or with the intention of binding Wilmington Trust Company personally, but are made and intended for the purpose of binding only the Trust Estate, that this Agreement is executed and delivered by Wilmington Trust Company solely in the exercise of the powers expressly conferred upon Wilmington Trust Company as trustee under the Trust Agreement, that actions to be taken by the Owner Trustee pursuant to its obligations hereunder may, in certain instances, be taken by the Owner Trustee only upon specific authority of the Owner Participant, that, subject to the proviso to this paragraph, nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wilmington Trust Company, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Lessee, the Indenture Trustee, each Note Purchaser and any holder of the Notes and any person claiming by, through or under such persons, and that so far as Wilmington Trust Company, individually or personally is concerned, subject to the proviso to this paragraph, the Lessee, the Indenture Trustee, each Note Purchaser and any holder of the Notes and any person claiming by, through or under such persons shall look solely to the Trust Estate for the performance of any obligation of Wilmington Trust Company under this Agreement; provided, however, that nothing in this Section 14.8 shall be construed to limit in scope or substance those representations and warranties of Wilmington Trust Company made expressly in its individual capacity set forth in Section 3.1 or the indemnities of Wilmington Trust Company in its individual capacity set forth in
Section 8. The term "Owner Trustee" as used in this Participation Agreement shall include any trustee succeeding Wilmington Trust Company as trustee under the Trust Agreement or the Owner Participant if the trust created thereby is revoked. Any obligation of the Owner Trustee hereunder may be performed by the Owner Participant, and any such performance shall not be construed as revocation of the trust created by the Trust Agreement. Nothing contained in this Agreement shall restrict the operation of the provisions of the Trust Agreement with respect to its revocation or the resignation or removal of the Owner Trustee thereunder.

     (c) No Recourse to Owner Participant. All payments of principal and
         --------------------------------
interest and premium, if any, to be made under the Notes or the Indenture shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of
Article III of the Indenture. Each of the parties to this Agreement agrees that neither the Owner Participant nor its permitted successors and assigns is or shall be personally liable for any amount payable by the Owner Participant or the Owner Trustee under any Operative Agreement, or for damages resulting from the breach of its or the Owner Trustee's obligations under any Operative Agreement, except as expressly provided in Section 8.

     Section 14.9. Purchase of Beneficial Interest by Lessee; Termination of
                   ---------------------------------------------------------
Trust by Owner Participant. (a) Anything to the contrary herein or in the other
--------------------------
Operative Agreements notwithstanding, the Lessee shall not purchase or otherwise acquire the Beneficial Interest or any part thereof.

     (b) Anything to the contrary herein or in the other Operative Agreements notwithstanding, the Owner Participant hereby acknowledges and agrees that the Trust established under the Trust Agreement shall not be subject to revocation or termination by the Owner Participant prior to the payment in full and discharge of the Notes and the ClO2 Notes and all other indebtedness secured by the Indenture and the release of the Indenture and the Deed of Trust and the liens and security interests granted thereby.

     Section 14.10. Certain Limitations in Reorganization. The holder of any
                    -------------------------------------
Note and the Indenture Trustee agree that, should the Trust Estate or the Trust become a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, they shall, upon the request of the Owner Participant, make the election referred to in Section 1111(b)(1)(A)(i) of Title I of such Act or any successor provision. Notwithstanding such election, if (1) the Trust Estate or the Trust becomes a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (2) pursuant to such reorganization provisions the Owner Participant is held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly on account of any amount payable as principal, interest or premium on the Notes, and (3) the holder of any Note or the Indenture Trustee actually receives any Excess Amount (as defined below) which reflects any payment by the Owner Participant on account of (2) above, then such Noteholder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Excess Amount. For purposes of this Section 14.10, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by any Noteholder or the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (2) above. Nothing contained in this Section 14.10 shall prevent any Noteholder or the Indenture Trustee from enforcing any personal obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement to the extent herein provided, for which the Owner Participant has agreed by the terms of this Agreement to accept personal responsibility.

     Section 14.11. Amendment of Indenture, Deed of Trust and Trust Agreement.
                    ---------------------------------------------------------
The Lessee hereby consents in all respects to the execution and delivery of the Indenture, of the Deed of Trust and of the Trust Agreement and to all of the terms of each; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Indenture, the Deed of Trust, the Trust Agreement or any Note.

     Section 14.12. Submission to Jurisdiction. Each of the Lessee, the Owner
                    --------------------------
Participant, the Owner Trustee, the Note Purchasers and the Indenture Trustee
(i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Agreements, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns; (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Agreements, or the subject matter hereof or thereof may not be enforced in or by such court.

     Section 14.13. Waiver of Jury Trial. The parties hereto waive any right to
                    --------------------
have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement or any other Operative Agreement or any other instrument, document or agreement executed or delivered in connection herewith or therewith or the transactions related hereto or thereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto the waiver of their right to a trial by jury.

     Section 14.14. Complete Facility. The Lessee covenants and agrees, without
                    -----------------
limiting its obligations under the Facility Lease and the other Operative Agreements, that it shall obtain and maintain, or cause to be obtained and maintained, all Permits, rights and easements, and provide access to such utility services, sufficient to permit during the Term of the Site Lease (i) the locating, occupying, owning, selling, leasing, connecting, operating, maintaining, replacing, renewing, repairing and removing of the Facility, (ii) ingress to and egress from the Leased Property, (iii) intake and discharge of water and other utilities necessary for the operation of the Facility, (iv) the operating of the Leased Property in such a manner as to cause the Facility to perform on a daily basis, in commercial operation, the functions for which it was specifically designed at Design Capacity in accordance with the Plans therefor, and (v) the preservation and enforcement by the Owner Trustee of its rights in and to the Leased Property and the easements and other rights with respect to the Site Lease Property described or referred to in the Site Lease, except such Permits and rights the absence of which would not cause a Material Adverse Effect. The Lessee shall have such access to the Leased Property as shall be reasonably necessary to comply with its obligations under this Section.

     The Lessee further covenants and agrees:

          (a) that during the Site Lease Term, the Lessee shall not, without the Owner Trustee's, the Indenture Trustee's and each Participant's prior written consent, terminate the Railway License, the James River Agreement, the James River Easement, the County Road Documents; and

     (b) that during the Site Lease Term, the Lessee shall send copies of all notices (other than notices relating to pricing or other operations in the ordinary course of business) given or received under the Railway License, the James River Agreement, the James River Easement and the County Road Documents to the Owner Trustee, the Indenture Trustee and each Participant within five (5) Business Days after receipt thereof.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                       POPE & TALBOT, INC., as Lessee



                       By:   s/s Michael Flannery
                             ---------------------------------------------------
                             Name:  Michael Flannery
                             Title:  President and Chief Executive Officer

                       By:   s/s Maria M. Pope
                             ---------------------------------------------------
                             Name:  Maria M. Pope
                             Title:  Vice President and Chief Financial Officer

                       1500 SW First Avenue, Suite 200
                       Portland, Oregon 97201
                       Attention: Chief Financial Officer
                       Fax: (503) 220-2722

                           WILMINGTON TRUST COMPANY,
                               not individually (except to the extent expressly stated herein) but solely as Owner Trustee



                           By:   s/s  Anita Dallago
                                 ----------------------------------------------
                                 Name:  Anita Dallago
                                 Title: Financial Services Officer

                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890-0001
                           Attention: Corporate Trust Administration
                           Fax: (302) 651-8882

                           With a copy to Owner Participant

                                 SELCO SERVICE CORPORATION,
                                       as Owner Participant

                                 By:   s/s Richard J. Remiker
                                       -----------------------------------
                                       Name:  Richard J. Remiker
                                       Title:  Vice President

                                 c/o Key Equipment Finance
                                 66 South Pearl Street, 7th Floor
                                 Albany, NY 12207
                                 Attention: Leveraged Lease Administrator
                                 Fax: (518) 257-8833

                                      FLEET CAPITAL CORPORATION,
                                            as Note Purchaser

                                      By:   s/s Edward W. O'Brien
                                            ------------------------------------
                                            Name:  Edward W. O'Brien
                                            Title:  Vice President

                                      HELLER FINANCIAL LEASING, INC.,
                                            as Note Purchaser

                                      By:   s/s Walter Schoultz
                                            ------------------------------------
                                            Name:  Walter Schoultz
                                            Title:  VP

                                     THE CIT GROUP/EQUIPMENT FINANCING
                                        INC., as Note Purchaser



                                     By:   s/s Neil McDermid
                                           -------------------------------------
                                           Name:  Neil McDermid
                                           Title:  VP

                                     GENERAL ELECTRIC CAPITAL BUSINESS
                                           ASSET FUNDING CORPORATION,
                                           as Note Purchaser

                                     By:   s/s Terry Gray
                                           -------------------------------------
                                           Name:  Terry Gray
                                           Title:  VP

                                            WELLS FARGO BANK NORTHWEST,
                                               NATIONAL ASSOCIATION, (formerly
                                               known as First Security Bank,
                                               National Association), as
                                               Indenture Trustee



                                            By:   s/s Brett R. King
                                                  ------------------------------
                                                  Name:  Brett R. King
                                                  Title:  Vice President

                                   Schedule 1

                           Note Purchaser Information
                           --------------------------

       Note Purchaser                                               Commitment
       --------------                                               ----------
Fleet Capital Corporation                                         $20,175,205.94
50 Kennedy Plaza, 5th Floor
Mail Stop:  RI/MO/284
Providence, Rhode Island  02903
Attention:  Senior Credit Officer
Fax:  (401) 751-4230

Payments

All payments on or in respect of the Series A
Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "8.96% Senior Notes, Series A, due January 2, 2008, of Wilmington
Trust Company, Trustee (Pope & Talbot, Inc.,
Lessee), principal, premium or interest") to:

Fleet Bank RI
ABA No. 011500010

For the account of Fleet Capital Leasing
Account No. 015-5527767
Re:  Pope & Talbot, Inc.

Upon receipt contact:  Leslie Tordoff


Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Series A Notes are to be issued: None






                              Schedule 1 - Page 1

        Note Purchaser                                               Commitment
        --------------                                               ----------
Taxpayer I.D. Number:  05-0342167



































                              Schedule 1 - Page 2

        Note Purchaser                                               Commitment
        --------------                                               ----------

The CIT Group/Equipment Financing Inc.                            $15,000,000.00
1540  West Fountainhead Parkway
Tempe, Arizona 85282
Attention:  Lee McDermid
Fax:  (480) 858 1459

Payments

All payments on or in respect of the Series A
Notes to be by certified check (identifying each payment as "8.96% Senior Notes, Series A, due
January 2, 2008, of Wilmington Trust
Company, Trustee (Pope & Talbot, Inc.,
Lessee), principal, premium or interest") to:

The CIT Group/Equipment Financing Inc.
P.O. Box 34591
Charlotte, North Carolina  28234-4591

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Series A Notes are to be issued: None

Taxpayer I.D. Number:  13-054-2408










                              Schedule 1 - Page 3

        Note Purchaser                                               Commitment
        --------------                                               ----------

Heller Financial Leasing, Inc.                                      $12,000,000
500 West Monroe Street
29th Floor
Chicago, Illinois  60661
Attention:  CEF Portfolio Manager
Fax:  (312) 441-7395

Payments

All payments on or in respect of the Series A
Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "8.96% Senior Notes, Series A, due January 2, 2008, of Wilmington
Trust Company, Trustee (Pope & Talbot, Inc.,
Lessee), principal, premium or interest") to:

Bank of America
231 South LaSalle Street
Chicago, Illinois  60697
ABA No.  071-000-039
Account Number:  8188801273
Reference:  Pope & Talbot Acct. #192-0257
Attention:  John E. Payne

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Series A Notes are to be issued: None

Taxpayer I.D. Number:  36-3920431









                              Schedule 1 - Page 4


                      Note Purchaser                                               Commitment
                      --------------                                               ----------

General Electric Capital Business Asset Funding Corporation                            $0
10900 NE Fourth Street, Suite 500
Bellevue, Washington 98004
Attention:  Lee McDermid
Fax:  (425) 709-9138
Payments

All payments on or in respect of the Series A Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "8.96% Senior Notes, Series A, due January 2, 2008, of Wilmington Trust Company,
Trustee (Pope & Talbot, Inc., Lessee), principal, premium or interest") to:

Bankers Trust
New York, New York

ABA No.  021-001-033
Account Number:  50-261-508
Account Name:  GE-BAF
Attention:  Indirect Ops. 1

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Series A Notes are to be issued: None

Taxpayer I.D. Number:  91-121-9984

                              Schedule 1 - Page 5

                                 Schedule 3.2(r)

                                  ERISA Matters
                                  -------------

     1. Exception to Section 3.2(r)(iv):

     A Reportable Event within the meaning of ERISA ss. 4043(c)(3) occurred with respect to the Restated Defined Benefit Retirement Income Plan for Certain Employees of Pope & Talbot, Inc. in connection with the sale of the Tissue Business of the Consumer Products Division of Pope & Talbot, Inc. (the Tissue Business) to Plainwell Paper Company (Plainwell) on March 8, 1998. Notice to the PBGC was waived under Department of Labor Regulation ss. 4043.23(c)(2).

     2. Exception to Section 3.2(r)(vi):

     In connection with the sale of the Tissue Business, Plainwell agreed that it would intend to comply with the requirements of ERISA ss. 4204 so that no complete or partial withdrawal would be considered to have occurred by the Lessee or one or more ERISA Affiliates with respect to the Paper Industry Union-Management Pension Fund, a Multiemployer Plan. If there is a partial or complete withdrawal by Plainwell from the Paper Industry Union-Management Pension Fund prior to the end of the period prescribed by ERISA ss. 4204, applicable law may hold the Lessee and one or more ERISA Affiliates secondarily liable for any withdrawal liability the Lessee or one or more ERISA Affiliates would have incurred had the agreement to comply with Section 4204 not been reached. The potential estimated withdrawal liability amounts to $11,133,800. Such figures consider employee and pensioner data used in the valuation of the Paper Industry Union-Management Pension Fund as of January 1, 1997 and the benefit levels in effect as of December 31, 1996. Additionally, the calculations reflect data on terminated employers for the years 1981 through 1996.

     3. Lessee's affiliates within the meaning specified in Section V(a)(1) of Prohibited Transaction Exemption 95-60 for purposes of Section 3.2(r)(viii):

   (a) Penn Timber, Inc.

   (b) Pope & Talbot, Wis., Inc.

   (c) Pope & Talbot F.S.C., Inc.

   (d) Pope & Talbot Relocation Services, Inc.

   (e) Pope & Talbot International Ltd.

                            Schedule 3.2(r) - Page 1

     (f) Pope & Talbot Pulp Ltd.

     (g) P & T Power Company

     (h) Pope & Talbot Pulp Sales U.S., Inc.

     (i) Harmac Pacific Inc.

          4. Pension Plans currently in effect under Section 3.2(r)(viii):.

     (a) Restated Defined Benefit Retirement Income Plan for Certain Employees of Pope & Talbot, Inc.

     (b) Retirement Plan for Production Employees of the Consumer Products Division of Pope & Talbot, Inc.

     (c) Retirement Plan for Non-Bargaining Employees of the Wood Products Division of Pope & Talbot, Inc.

     (d) Pope & Talbot, Wis., Inc. Hourly Employees IWA Local 4-362 Retirement Plan1






-----------------

(1) This Schedule 3.2(r) does not include any Canadian plans or any other plan for which Title IV of ERISA is made inapplicable pursuant to ERISAss.4021(b)(7).


                            Schedule 3.2(r) - Page 2

                                 Schedule 3.2(s)

                              Environmental Matters
                              ---------------------

     1. Matters disclosed in the Phase I Environmental Site Assessment report dated August 23, 1999, for the Halsey Pulp Mill located at 30480 American Drive, Halsey, Oregon, prepared by SECOR International Incorporated;

     2. Matters disclosed in the Addendum to the Phase I Site Assessment report dated September 29, 1999;

     3. Environmental Permits:

  (a) NPDES Permit No. 101114. Expiration 7-1-98. Renewal submitted on time, which allows operation under this permit until disposition is made on the application. No disposition expected until 2001;

  (b) General Storm Water Permit No. 1200Z. Expiration 6-30-2002;

  (c) Air Oregon Permit No. 22-3501. Expiration 10-1-2000. Renewal application to be submitted by 10-1-99; and

     4. Asbestos Survey of the Halsey Pulp Mill dated September 22, 1999.


                                Schedule 3.2(s)


                                 Schedule 3.2(w)

                                 Existing Leases
                                 ---------------

------------------------------------------------------------------------------------------------------------------------------------

              Tenant                      Date            Lease Term            Rent/Acreage                  Location
              ------                      ----            ----------            ------------                  --------

------------------------------------------------------------------------------------------------------------------------------------
Curtis Farms - Farm Lease            11/22/85        One year lease,        $51 per acre x 257    Portions of Sections 2 & 3,
                                                     renewable annually,    acres =               T14S, R4W, WM; Portions of
                                                     terminates 8/31/2000   $13,107 per year      Sections 34 & 35, T13S, R4W,
                                                                                                  WM; all in Linn County, OR
------------------------------------------------------------------------------------------------------------------------------------
Curtis Farms   - Operating    Lease  9/28/94         One year lease,        $51 per acre x 18     Portions of Section 34,
                                                     renewable annually,    acres =               T13S,R4W, WM, in Linn County, OR
                                                     terminates 8/31/2000   $918 per year
------------------------------------------------------------------------------------------------------------------------------------
Tom Herndon, Jr. - Farm Lease        11/26/85        One year lease,        $50 per acre x 64     Portion of Section 31,
                                                     renewable annually,    acres = $3,200 per    T13S,R4W, WM, in Linn County, OR
                                                     terminates 8/31/2000   year
------------------------------------------------------------------------------------------------------------------------------------
Curvin Kreider - Farm Lease          9/09/94         One year lease,        $50 per acre x 39     Portions of Section 3, T14S,
                                                     renewable annually,    acres = $1,950 per    R4W, WM, in Linn County, OR
                                                     terminates 8/31/2000   year
------------------------------------------------------------------------------------------------------------------------------------
Curvin Kreider - Operating Lease     9/09/94         One year lease,        $50 per acre x 21     Portions of Sections 2, 3 & 34
                                                     renewable annually,    acres = $1,050 per    in T13 & 14S, R4W, WM, in Linn
                                                     terminates 8/31/2000   year                  County, OR
------------------------------------------------------------------------------------------------------------------------------------
Ray Robb - Farm Lease                9/09/94         One year lease,        $50 per acre x 142    Portions of Section 33, T13S,
                                                     renewable annually,    acres = $7,100 per    R4W, WM, in Linn County, OR
                                                     terminates 8/31/2000   year
------------------------------------------------------------------------------------------------------------------------------------
James VanLeeuwen- Farm Lease        12/31/86         One year lease,        $50 per acre x 101    Portions of Sections 31, 33 &
                                                     renewable annually,    acres = $5,050 per    34 of T13S, R4W, WM, in
                                                     terminates 8/31/2000   year                  Linn County, OR
------------------------------------------------------------------------------------------------------------------------------------

                            Schedule 3.2(w) - Page 1



------------------------------------------------------------------------------------------------------------------------------------

              Tenant                      Date            Lease Term            Rent/Acreage                  Location
              ------                      ----            ----------            ------------                  --------
------------------------------------------------------------------------------------------------------------------------------------
Tim Van Leeuwen and Lori Van         9/9/94          One year lease,        $50 per acre x 54     Portions of Section 33, T13S,
Leeuwen, dba Tim & Lori Van                          renewable annually,    acres = $2,700 per    R4W, WM, in Linn County, OR
Leeuwen Farms - Farm Lease                           terminates 8/31/2000   year
------------------------------------------------------------------------------------------------------------------------------------








                            Schedule 3.2(w) - Page 2

Annex I -         Definitions

                  See Exhibit 4.4 Amended and Restated Facility Lease between Pope & Talbot, Inc. and Wilmington Trust Company, dated December 27, 2001 - Annex I.


















                                    Annex I

Exhibit A -       Form of Trust Agreement
                  Between SELCO Service Corporation - Owner Participant and
                  Wilmington Trust Company - Owner Trustee (not included herein).










                                   Exhibit A

================================================================================

Exhibit B

                                   SITE LEASE

                            Dated September 30, 1999

                                     Between

                              POPE & TALBOT, INC.,

                                    Landlord

                                       And

                            WILMINGTON TRUST COMPANY,

           not in its individual capacity but solely as Owner Trustee,
                                     Tenant

================================================================================

(Pulpmill, Halsey, Oregon)





                                   Exhibit B


                                                          TABLE OF CONTENTS

SECTION                                                HEADING                                         PAGE

Section 1.         Definitions ..........................................................................1

Section 2.         Lease of Site ........................................................................1

Section 3.         Rent .................................................................................2

Section 4.         Use, Alterations, Improvements, Etc ..................................................2

Section 5.         Early Termination ....................................................................3

Section 6.         Taxes, Liens, Maintenance, Etc .......................................................3
         Section 6.1.      Taxes and Other Charges ......................................................3
         Section 6.2.      Liens ........................................................................3
         Section 6.3.      Maintenance; Insurance .......................................................3
         Section 6.4.      Casualty or Condemnation .....................................................3

Section 7.         Mortgage of the Tenant's Interest; Rights of Indenture Trustee .......................4

Section 8.         Return ...............................................................................5
         Section 8.1.      Surrender of Site ............................................................5
         Section 8.2.      Landlord's Purchase Option ...................................................5

Section 9.         Determination of Fair Market Rental Value ............................................5

Section 10.        Successors and Assigns ...............................................................6

Section 11.        Headings and Table of Contents .......................................................6

Section 12.        Counterparts .........................................................................6

Section 13.        Governing Law ........................................................................6

Section 14.        Notices ..............................................................................7

Section 15.         Bankruptcy ..........................................................................8

Section 16.        The Facility Lease ...................................................................8

Section 17.        Severability .........................................................................9

Section 18.        Recording ............................................................................9

Section 19.        Default ..............................................................................9
                           Signature Page   10





                                                         Exhibit B - i

ATTACHMENTS:


Exhibit A   --  Description of Site (See Exhibit C of Exhibit 4.4 Amended and
                Restated Facility Lease between Pope and Talbot, Inc. and
                Wilmington Trust Company dated December 27, 2001).

Annex I     --  Definitions (See Annex I of Exhibit 4.4 Amended and Restated
                Facility Lease between Pope and Talbot, Inc. and Wilmington
                Trust Company dated December 27, 2001).
















                               Exhibit B - ii

                                   SITE LEASE

     This SITE LEASE dated September 30, 1999, is between POPE & TALBOT, INC., a Delaware corporation (the "Landlord"), as landlord hereunder, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (the "Tenant"), as tenant hereunder.

     IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the Tenant and the Landlord hereby agree as follows:

SECTION 1.           DEFINITIONS.

     The capitalized terms used in this Site Lease shall have the respective meanings set forth in Annex I attached hereto unless elsewhere defined or the context shall otherwise require.

SECTION 2.           LEASE OF SITE.

     Subject to all the terms and conditions of this Site Lease, the Landlord hereby, for the Site Lease Term, leases to the Tenant the Site described in Exhibit A attached hereto, together with any rights of way, licenses, easements, entitlements and appurtenances now or hereafter belonging or pertaining thereto.

     Subject to the terms and provisions of this Site Lease, the Landlord grants to the Tenant the right to remain in sole and full possession of the Site and the rights hereinafter specified with respect to the other Site Lease Property for the Site Lease Term and warrants that it has full right and authority to grant the interests in the Site Lease Property in the manner and form herein provided, and that it will defend and hold harmless the Tenant and its successors and assigns in their peaceable, quiet, undisputed and exclusive possession and enjoyment of the Site against the claims of all persons, except for Liens described in clause (g) of the definition of "Permitted Encumbrances" and the title exceptions described in Schedule B-I to the Title Policy issued on the Closing Date to the Tenant.

     Except as set forth in Section 19 hereof, effective from and after the date hereof, Landlord waives and relinquishes any Lien or other right in the nature of a landlord's lien or privilege which it might now or hereafter otherwise have in or with respect to the Site, the Facility or any part thereof.

     The parties hereto acknowledge that the title to the Facility and, except as set forth in Section 8 of the Facility Lease, all improvements now or hereafter installed on the Site by any party (including, without limitation, Landlord) during the Site Lease Term are and will be owned by the Tenant. It is the intention of the parties hereto that the separation of the title to the Site from the title to the Facility is to remain so separated until the expiration of the Site Lease Term.







                               Exhibit B - 1

SECTION 3.           RENT.

     The Tenant agrees to pay the Landlord rent ("Periodic Site Rent") in consecutive semiannual installments (other than the first rent payment, which shall be in respect of the period from the Closing Date to the first Periodic Site Rent Payment Date), each in an amount equal to the Periodic Site Rent Amount, payable in arrears on each Periodic Site Rent Payment Date before the Post-Facility Lease Date and in advance after the Post-Facility Lease Date; provided that, so long as the Landlord shall be the Lessee under the Facility Lease, the Tenant's obligation to make Periodic Site Rent payments shall be satisfied by its concurrent right to receive Periodic Site Rent under the Facility Lease.

SECTION 4.           USE, ALTERATIONS, IMPROVEMENTS, ETC.

     The Tenant may use the Site and the Facility for any legal business purpose, including, without limitation, the same purpose and business as Landlord may use the Site and the Facility for under the Facility Lease. During the Site Lease Term, the Tenant may, in its discretion, from time to time alter or improve, or cause to be altered or improved, the Site or any part thereof, in any manner it deems necessary or desirable, to carry on any activity permitted hereunder, including the construction, addition, alteration, demolition and removal of any buildings, equipment, roads or other structures, items of personal property or fixtures and any grading or landscaping of the Site; provided, however, that so long as the Facility Lease is in effect, the Tenant shall refrain from any action permitted under this Section 4, except to the extent such action is undertaken by Tenant in its capacity as lessor under, and in accordance with, the Facility Lease.

SECTION 5.           EARLY TERMINATION.

     The Site Lease Term shall automatically expire upon the earlier to occur of
(a) the occurrence of a termination date specified by the Tenant in a written notice delivered to the Landlord at least 30 days prior to such date and (b) the transfer of the Facility to the Lessee pursuant to the exercise by Lessee of any of its rights to purchase the Facility pursuant to any of the Operative Agreements and payment of all amounts due and payable in connection therewith.

     Notwithstanding anything to the contrary contained in this Site Lease, no event, occurrence or failure to perform by (or on behalf of) Tenant shall constitute a default or an event of default hereunder, and Landlord shall have no right (whether conferred by statute or otherwise) to terminate this Site Lease or to take possession of the Site, so long as any sums remain to be paid at any time by Landlord as Lessee under the Facility Lease or under any other Operative Agreement.







                                  Exhibit B - 2

SECTION 6.           TAXES, LIENS, MAINTENANCE, ETC.

     Section 6.1. Taxes and Other Charges. So long as this Site Lease remains in effect, the Landlord shall, at its own cost and expense, pay as and when the same shall become due and payable all general and special taxes levied upon the Site Lease Property or the Tenant's interest hereunder in the Site Lease Property and any fees, assessments or other governmental or quasi-governmental charges of whatsoever kind or character, including interest and penalties, by whomsoever payable, on or relating to the Site Lease Property or the Tenant's interest hereunder in the Site Lease Property other than taxes, fees, assessments, or other governmental or quasi-governmental charges not due and payable or the amount or validity of which is being contested by a Permitted Contest.

          Section 6.2. Liens. So long as this Site Lease remains in effect:

               (a) The Landlord shall, at its own cost and expense, keep the Site Lease Property free and clear of any and all Liens, charges and encumbrances of persons claiming by, through or under the Landlord other than Permitted Encumbrances; and

               (b) The Tenant shall, at its own cost and expense, keep the Site Lease Property free and clear of any and all Liens, charges and encumbrances resulting from acts or omissions of the Tenant or claims against the Tenant unrelated to its interest in the Site Lease Property which impair the right, title and interest of the Landlord in the Site Lease Property, other than Permitted Encumbrances specified in clauses (a) through (d) and (f) of the definition thereof.

     Section 6.3. Maintenance; Insurance. Before the Post-Facility Lease Date the Landlord and after the Post-Facility Lease Date the Tenant shall, at its own cost and expense:

               (a) maintain the Site Lease Property in accordance with the provisions of paragraphs (a), (b), (c) and (d) of Section 8 of the Facility Lease, which provisions are by this reference incorporated herein; and

               (b) maintain with respect to the Site Lease Property the insurance coverage required by Section 7 of the Facility Lease with respect thereto, except that, subject to Section 7 of the Facility Lease, losses under such insurance shall be payable directly to the Landlord and the Tenant as their respective interests may appear.

     Section 6.4. Casualty or Condemnation. Any payment, including condemnation awards, received at any time by Landlord or Tenant as a result of a Casualty Occurrence or a requisition or taking by a Governmental Authority when the Facility Lease is in effect shall be distributed in accordance with Section 13 of the Facility Lease. Any such payment received by Landlord or Tenant after the Facility Lease has expired or has been terminated shall be applied as follows: so much of such payments as shall be necessary to pay in full all sums owing to Tenant, as lessor under the Facility Lease or under any other Operative Document shall be retained by, or paid over to, Tenant, and the balance (if any) of such payments shall be retained by, or paid over to Landlord.



                               Exhibit B - 3

SECTION 7.      MORTGAGE OF THE TENANT'S INTEREST; RIGHTS OF INDENTURE TRUSTEE.

     (a) The Landlord and the Tenant acknowledge that all the right, title and interest of the Tenant in this Site Lease and the Site Lease Property, simultaneously with the execution hereof, are being mortgaged, pledged and assigned to the Indenture Trustee under the Deed in Trust held by the Indenture Trustee as a part of the Collateral under the Indenture, as security for the indebtedness from time to time issued and outstanding under and secured by the Indenture. The Landlord hereby consents to the Deed of Trust and the Indenture becoming a lien on the right, title and interest of the Tenant in and to this Site Lease and the Site Lease Property. The Landlord acknowledges that the Facility shall be and remain the property of the Tenant until the expiration or earlier termination of the Site Lease Term and, upon the occurrence of an Event of Default under the Indenture, the interest of the Tenant in this Site Lease and the Site Lease Property (or any part thereof) may be sold by the Indenture Trustee, through foreclosure of the Deed of Trust, or otherwise, to repay the Notes and all other sums coming due under the Indenture. If the interest of the Tenant in this Site Lease and in the Site Lease Property shall be sold by the Indenture Trustee as hereinabove and in the Deed in Trust provided, the Landlord shall recognize the purchaser or transferee of such interest as if such party had been the tenant under this Site Lease and such party shall succeed to all of the rights and obligations of the Tenant hereunder.

     (b) The Landlord shall, upon three (3) Business Days' prior written notice by the Tenant or by the Indenture Trustee, from time to time during the Site Lease Term, execute, acknowledge and deliver to the Tenant and the Indenture Trustee, a statement in writing certifying that this Site Lease is unmodified and in full force and effect (and if there shall have been modifications to this Site Lease, that the same is in full force and effect, except as modified, and stating such modifications) and the dates to which the rent and other payments under this Site Lease have been paid by the Tenant in advance (if any).

     (c) The Landlord represents that it has full right, power and lawful authority to enter into this Site Lease and to transfer the interests in the Site Lease Property pursuant to this Site Lease.

     (d) Unless and until the Landlord shall have received written notice from the Indenture Trustee that the Lien of the Deed of Trust and the Indenture has been released (i) no amendment or modification of, or waiver by or consent of the Tenant in respect of, any of the provisions of this Site Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto, (ii) except as otherwise provided in the Indenture, the Indenture Trustee shall have the sole right to exercise all rights, privileges and remedies of the Tenant (either in its own name or in the name of the Owner Trustee for the use and benefit of the Indenture Trustee), and (iii) any notice given by the Landlord hereunder shall be concurrently delivered to the Indenture Trustee.





                               Exhibit B - 4

SECTION 8.      RETURN.

     Section 8.1. Surrender of Site. Upon the expiration of the Site Lease Term, the Tenant will peaceably and quietly yield up and surrender possession of the Site Lease Property to the Landlord free of (a) Liens, charges, encumbrances and claims resulting from acts or omissions of the Tenant or claims against the Tenant unrelated to its interest in the Site Lease Property, other than Permitted Encumbrances, (except Lessor Liens) and (b) Liens, charges and encumbrances which the Landlord has assumed or is obligated to discharge under any of the Lessee Agreements. Subject to the Landlord's rights under the Facility Lease, the Tenant shall have the right, but not the obligation, to remove all or any part of the Facility from the Site at any time prior to the expiration of the Site Lease Term and for one year thereafter. In connection with such removal the Tenant may enter upon the Site for such period of time as shall be reasonably required by the Tenant to accomplish such removal, provided that the Tenant shall complete such removal within one year after the expiration of the Site Lease Term. Removal of the Facility by the Tenant in the manner hereinabove provided shall not give rise to any claim for compensation by the Landlord, and no claim of ownership by the Landlord of any portion of the Facility shall prevent such removal. The Tenant shall use reasonable care to avoid unnecessary damage to the Site or other property owned by the Landlord in connection with any removal of the Facility pursuant to this Section. The Landlord shall cooperate fully in any such removal and will render such assistance and make available such suitable facilities as may at the time be available as the Tenant shall reasonably request.

     Section 8.2. Landlord's Purchase Option. The Tenant shall have the right, upon 30 days written notice prior to its surrender of the Site Lease Property to the Landlord pursuant to Section 8.1, to require the Landlord, at Landlord's sole risk and expense, to dismantle any or all movable parts of the Facility, remove them from the Site Lease Property and cause them to be delivered to a railhead or other suitable common carrier for shipment to a disposal site, all as may be specified by the Tenant. Notwithstanding the foregoing, after (but only after) the Tenant shall have exercised the right set forth in the preceding sentence, the Landlord shall have the option to purchase the Facility at a price equal to the greater of $1.00 or the fair market value of the Facility (dismantled and sold at auction) determined in accordance with the Appraisal Procedure, less the cost the Landlord would have incurred to remove the Facility as provided in the first sentence of this Section 8.2, to remediate the Site and to rezone and prepare the Site for non-industrial use. Payment of the purchase price shall be made on the date of purchase in immediately available funds against delivery of a quitclaim deed and bill of sale transferring and assigning to the Landlord to all right, title and interest of the Tenant in and to the Facility, free and clear of all Liens other than Lessor's Liens attributable to the Tenant.

SECTION 9.      DETERMINATION OF FAIR MARKET RENTAL VALUE.

     At such time as such determination shall be relevant, the Tenant and the Landlord shall consult for the purpose of determining the Fair Market Rental Value for the Site, and any such




                               Exhibit B - 5
     value agreed upon in writing shall constitute the Periodic Site Rent Amount. If the Tenant and the Landlord fail to agree upon such value within 30 days after notice pursuant to the first sentence of this paragraph, such value shall be determined by the Appraisal Procedure. Such Fair Market Rental Value shall be determined on the basis of, and shall be equal in amount to, the value which would obtain in an arm's-length transaction between an informed and willing tenant (other than a tenant currently in possession) and an informed and willing landlord under no compulsion to lease. Any such determination shall be made on the basis of a lease having terms and conditions (other than the lease term and fixed rental) similar to the terms and conditions of this Site Lease. All costs and expenses of any Appraisal Procedure pursuant to this Section 9 shall be borne by the Landlord.

SECTION 10.     SUCCESSORS AND ASSIGNS.

     This Site Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the Landlord and the Tenant and their respective successors and permitted assigns. Without limiting the foregoing, the Landlord shall not assign, sublease or otherwise transfer its rights and interest as landlord hereunder. Tenant may, from time to time, sublease all or any part of the Site and/or the Facility pursuant to the Facility Lease and, to the extent permitted by and subject to the terms and provisions of the other Operative Agreements, assign Tenant's interests hereunder in connection with an assignment of its interests as Lessor under the Facility Lease. After the expiration or termination of the Facility Lease, the Tenant may sublease or assign this Site Lease to any person without the consent of the Landlord. From and after the date of any such assignment or sublease, the Landlord shall look exclusively to the assignee or sublessee for the performance of all obligations of the Tenant hereunder.

SECTION 11.     HEADINGS AND TABLE OF CONTENTS.

     The headings preceding the various sections and the Table of Contents are for convenience of reference only and shall not be deemed to affect the meaning or construction hereof.

SECTION 12.     COUNTERPARTS.

     This Site Lease may be executed in any number of counterparts, each counterpart constituting an original but all together one Site Lease.

SECTION 13.     GOVERNING LAW.

     THIS SITE LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OREGON EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.






                               Exhibit B - 6

SECTION 14.     NOTICES.

     All communications under this Site Lease shall be in writing or by facsimile and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service,
(ii) upon receipt thereof, in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) upon confirmation of receipt thereof, in the case of notice by facsimile, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii) above, in each case addressed as set forth below or at such other place as any such party may designate by notice given in accordance with this Section 14.

           If to the Tenant:         WILMINGTON TRUST COMPANY
                                     Rodney Square North
                                     1100 North Market Street
                                     Wilmington, Delaware  19890-0001
                                     Attention:   Corporate Trust Administration
                                     Fax:  (302) 651-8882

                                     with a copy to the Owner Participant at

                                     SELCO SERVICE CORPORATION

                                     c/o Key Corp Leasing

                                     54 State Street, 9th Floor

                                     Albany, New York  12207
                                     Attention:   Leveraged Lease Administrator
                                     Fax:

          If to the Landlord:        POPE & TALBOT, INC.

                                     1500 SW First Avenue, Suite 200
                                     P. O. Box 8171

                                     Portland, Oregon  97201
                                     Attention:   Chief Financial Officer
                                     Fax:  (503) 220-2722








                               Exhibit B - 7

                If to the Indenture

                  Trustee:             FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                       79 South Main Street

                                       Salt Lake City, Utah 84111
                                       Attention:   Corporate Trust Services
                                       Fax:  (802) 246-5053

SECTION 15.     BANKRUPTCY.

     It is expressly understood and agreed that for purposes of Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), (a) Tenant shall be deemed to be in possession of the Site by virtue of the possessory interest therein granted to Tenant under this Site Lease whether or not all or any part of the Site has been subleased by Tenant and (b) in the event of any rejection or disaffirmance of this Site Lease in any bankruptcy or similar proceeding relating to Landlord, Tenant may elect to remain in possession of the Site for the balance of the Site Lease Term, including all extensions exercisable hereunder, at the option of Tenant.

SECTION 16.     THE FACILITY LEASE.

     So long as the Facility Lease remains in effect or the Landlord, as Lessee under the Facility Lease, is otherwise liable for amounts in respect thereof or under the other Operative Agreements, (i) Landlord shall look solely to the Lessee under the Facility Lease for the performance and discharge of Tenant's obligations and liabilities under this Site Lease (other than with respect to Lessor's Liens and the restrictions on Tenant's rights of assignment and subleasing under Section 10) with the same force and effect as though Tenant had performed the same, (ii) Tenant shall have no liability hereunder (other than with respect to Lessor's Liens and the restrictions on Tenant's rights of assignment and subleasing under Section 10), (iii) other than with respect to any events arising out of any failure to fulfill obligations with respect to Lessor's Liens and the restrictions on Tenant's rights of assignment and subleasing under Section 10, no default or event of default shall arise hereunder and (iv) the rights of Tenant hereunder shall not be affected by any failure of Tenant to perform or discharge such liabilities or obligations notwithstanding (a) any continuation of any such failure after the end of the term of the Facility Lease or (b) that such failure first became known or apparent after the end of the term of the Facility Lease. No such performance or discharge by or on behalf of the Landlord, as Lessee under the Facility Lease, shall be deemed a merger of the Facility Lease with this Site Lease or a merger of the estate of the Owner Trustee under the Facility Lease with the estate of the Lessee thereunder.







                               Exhibit B - 8

SECTION 17.     SEVERABILITY.

     Any provision of this Site Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18.     RECORDING.

     This Site Lease or a memorandum hereof may be recorded by either party hereto in the appropriate real estate records and Landlord shall pay all costs of recording and all applicable recording or transfer taxes or related charges.

SECTION 19.     DEFAULT.

     If during any portion of the Site Lease Term during which Section 16 does not apply Tenant shall fail to pay any installment of rent within ten (10) days after written notice that it is due, or if Tenant shall fail to perform any other obligation under this Site Lease within thirty (30) days after written notice from Landlord, the Landlord shall have the right to any and all remedies available for breach of lease under applicable law, including written termination of Tenant's rights under this Site Lease (provided that in the event Landlord elects to terminate this Site Lease, the Landlord shall provide Tenant a written notice of intent to so terminate ten (10) days prior to such termination), recovery of possession of the Site, collection of all unpaid rent and damages for breach of lease as provided by law. If an obligation cannot reasonably be performed within thirty (30) days, then it shall be a sufficient cure if Tenant commences the cure within the twenty-day period and diligently prosecutes it to completion within a reasonable time.










                               Exhibit B - 9

     IN WITNESS WHEREOF, the Tenant and the Landlord have caused this Site Lease to be executed and delivered by their respective duly authorized officers, all as of the date first above written.

                                    POPE & TALBOT, INC.

                                    By:
                                       -----------------------------------------
                                       Its
                                          --------------------------------------

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Owner Trustee

                                    By:
                                       -----------------------------------------
                                       Its
                                          --------------------------------------












                               Exhibit B - 10

Exhibit C -       Form of Facility Lease

                  See Exhibit 4.4 Amended and Restated Facility Lease Between Pope & Talbot, Inc. and Wilmington Trust Company dated December 27, 2001.




















                                   Exhibit C

Exhibit D -       Form of Trust Indenture and Security Agreement

                  Between Wilmington Trust Company - Owner Trustee and First Security Bank, National Association - Indenture Trustee (not included herein).


















                                   Exhibit D

Exhibit E -       Form of Deed Trust

                  from Wilmington Trust Company, solely as Trustee To Oregon Title Insurance Company For the Benefit of First Security Bank, National Association (not included herein).





















                                   Exhibit E